UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2023

Savmobi Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-206804	47-3240707
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District

Hangzhou, Zhejiang, China

(Address of principal executive offices (zip code))

+86 57187197085

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of March 31, 2018 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into Material Definitive Agreement

On December 15, 2022, Savmobi Technology, Inc. (“SVMB,” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Intellegence Parking Group Limited (“Intellegence”), a Cayman Island company formed on June 29, 2022, Chen Xinxin (“Xinxin”), the officer and director, and control shareholder of Intelligence and the shareholders of Intelligence (the “Shareholders”), which closed on January 5, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Immediately after completion of such share exchange, the Company will hold a total of 200,000,000 issued and outstanding shares of Intellegence. Zhang Guowei is the sole director of Intellegence Parking Group Limited.

Consequently, the Company has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Intellegence is now a wholly owned subsidiary.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on January 5, 2023, we acquired all the issued and outstanding shares of Intellegence pursuant to the Share Exchange Agreement and Intellegence became our wholly owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Intellegence is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of Intellegence, we have now assumed Intellegence’s business operations as our own.

FORM 10 DISCLOSURE

As mentioned in Item 1.01, on January 5, 2023, the Company effectively acquired Intellegence in a Reverse Merger business combination transaction and of which the Company was a shell company prior to such acquisition is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the registrant is required to disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Corporate History

On March 6, 2015, SavMobi Technology Inc. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada and established a fiscal year end of May 31. Initially the business platform was in providing application software to a global vendor platform to connect people to businesses and provide a new shopping experience.

On May 18, 2017, Lakwinder Singh Sidhu, the Company’s former Director and CEO, completed a transaction with New Reap Global Ltd., by which New Reap Global Ltd. acquired 32,500,000 shares of common stock, representing 68.4% ownership of the Company.

On March 19, 2018 New Reap Global transferred 250,000 restricted shares to Eng Wah Kung

On May 10, 2018 and May 30, 2018, 16,959,684 were transferred to Arden Wealth and Trust. 2,000,000 shares are free trading from HongLing Shang, 559,684 restricted shares from New Reap Global, LTD and 2,400,000 each from Xuedong Zhang, Jingmei Jiang, Qianxian, Yulan Qi, Baoxin Song, Jianlong Wu. On June 15, 2018 New Reap Global transferred 690,316 restricted shares to EMRD Global Holdings.

On June 26, 2018 New Reap Global transferred 3,000,000 restricted shares to FORTRESS ADVISORS, LLC and 3,000,000 to Baywall Inc.

On November 10, 2020, ten (10) shareholders of the Company, including affiliates Arden Wealth & Trust (Switzerland) AG and New Reap Global Limited, entered into stock purchase agreements with an aggregate of nineteen (19) non-U.S. accredited investors to sell an aggregate of 42,440,316 shares of common stock of the “Company, which represents approximately 68.6% of the issued and outstanding shares of common stock of the Company.

On June 8, 2022, three (3) shareholders of SavMobi Technology, Inc. (the “Company”), including Chen Xinxin, Ye Caiyun, and Li Wenzhe entered into stock purchase agreements with an aggregate of five (5) non-U.S. accredited investors (the “Purchase Agreements”) to sell an aggregate of 25,095,788 shares of common stock of SavMobi Technology, Inc. (the “Company”), which represents approximately 40.54% of the issued and outstanding shares of common stock of the Company, for consideration of $250,958.

The Purchase Agreements were fully executed and delivered on June 8, 2022. Zhang Yiping and Chen Xinxin acquired approximately 24.54% and 6.46% of the issued and outstanding shares of the Company, respectively, and the remaining purchasers each acquired less than 4.99% of the issued and outstanding shares.After the change of ownership, the Company’s current principal offices is located in Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China.

Purchasers	Shares acquired	%
Zhang Yiping	15,189,500	24.54%
Chen Xinxin	4,000,000	6.46%
Wang Yanfang	2,000,000	3.23%
Liu Chen	2,000,000	3.23%
Liu Ying	1,906,288	3.08%

On December 15, 2022, the Company entered into the Share Exchange Agreement with Intellegence, Xinxin, the officer and director, and the Shareholders, which closed on January __, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

In March 2018, Intellegence completed the development of Any-e APP, the first online test parking lot was in Fuyang Traffic Police Brigade, Any-e Park APP completed online. The first smart parking projects built by Intellegence include road parking in Yinhu Science and Technology Park in Fuyang District, Hangzhou, parking in Chunqiu North Road, Fuyang District, and parking in Fuchun Street, Fuyang District. In August 2018, Any-e Park cloud platform was launched in Zengcheng District, Guangzhou for the first time. In 2019, Any-e Park, urban smart parking project signings continued. In 2020, Any-e Park, urban smart parking project landed in more than ten cities. Urban smart parking project landed in more than twenty cities; contracted more than fifty cities with more than 5000 parking lots and more than 4 million users.

Corporate Structure

Business Overview

Intellegence is a multinational technology company, with a smart parking application software and platform business ecosytem as its main business venture. The group company, Hangzhou Zhuyi Technology Co., Ltd. Hangzhou Zhuyi Technology Co., a PRC holding company, was formed on November 3, 2017 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei. The registered capital was 60 million yuan. The company is located in Building B8, China Zhigu, Fuchun Park, Hangzhou.

It specializes in smart parking projects, smart parking mobile applications and cloud platform construction innovation. Zhuyi Technology takes the smart parking scene as the entry point, integrates various parking lot resources, builds static traffic data and smart city services.

A deeply integrated digital ecological platform for city planners, parking lot operators, car owners and cooperative businesses to provide comprehensive solutions for smart parking. It also focuses on the construction of its digital platform which operates the creations and control of businesses, assists the construction of smart cities, and creates a bright future for smart living.

Intelligence operates facilities at Xiaoshan Airport Remote Parking Lot, Tianjin Xinhua International University, Fuyang People’s Hospital, Qilu University Hospital, Shanghai Tesco Supermarket, Hubei Huanggang Central Hospital. We also currently have eight urban parking projects.

Our Any-e Life platform covers Any-e stop smart city cloud platform, Any-e stop App., parking management system, ecosphere merchant system, information forums, Any-e purchase cloud mall, Any-e Shop VIP member hall, etc., Covering parking services, parking management, urban parking information, smart cloud e-commerce, automotive after-market merchant O2O store, car owner membership services, etc.

Any-e Shop adopts sub-chain technology and shared inclusive economy model, through WeChat’s public platform + live stream + mini programs + cloud e-commerce + advertising distribution, integrated to create a shared intelligent cloud e-commerce platform, through the conversion of public domain traffic into private domain traffic, in order to promote merchant information sharing, traffic interaction, thus forming a cloud ecological chain of resource sharing, benefit sharing and data sharing.

Intellegence believes that its Any-e Life platform provides an app that solves the difficulty of parking for drivers and car owners. You can check and reserve parking spaces, enter and exit the parking lot without delay, pay seamlessly, fees are deducted automatically. Our cloud platform includes: Parking management system, platform management system, merchant system, comprehensive city management cloud platform and other multiple management systems, fully meet the needs of each different users. We have accumulated a vast amount of user data, and can provide tailored services for each user such as online shopping; creates for e-commerce, which brings new revenue channels and sources for the platform. Intellegence has a combination of online and offline car services, covering auto repair and maintenance, auto supplies, auto body shop, modifications, car wash, and commercial business around the automotive industry. Auto finance: used cars, new car sales, auto loans, auto insurance, life insurance, etc.

Our facilities have integrated license plate recognition that includes (i) a 3-million-pixel HD license plate recognition camera, which captures clearer photos, higher license plate recognition rate; (ii) support for blue plate, yellow plate, green plate, double-layer license plate, public security, military vehicles and other license plate recognition; (iii) integrated chassis structure design, easy installation, better dustproof and waterproof effect; (iv) four by four LED display, taking into account the function and cost performance; (v) embedded license plate recognition special fill light, with its own light-sensor, automatically turns on at night, off during the day; and (vi) support for QR code cloud calls.

They also have DC brushless road gates that (i) are DC brush-less 24V motor, heat resistant, silent operation, power gate operating life span exceeds 5 million times; (ii) include digital control box, adjustable power gate speed between 1.5 - 6 seconds depends on pole length; (iii) retract upon collision, prevents tailgating, delayed automatic power-down function; (iv) self raise during malfunctions, external power supply automatically disconnects, to ensure normal passage of the lot; and (v) have red and green status lights, green light indicates open, red light indicates gate is currently closed.

Intellegence’s parking cloud platform is a one-stop-shop unified management platform for on-street parking, off-street parking, three-dimensional garage, with high- and low-level monitoring, geomagnetic, charging station and other equipment. We use an SAAS architecture cloud platform, which can achieve an all-in-one hosting platform from project creation, deployment, operation and maintenance of the whole package. Applied in the parking industry, it is most suitable for unattended parking management.

No database needed on site; the cloud platform supports a high data processing capacity up to billions. All data can be permanently stored in the cloud platform, and the platform supports one-key hot upgrade when new updates and features are released, or customized functions are upgraded. It supports cameras access to almost all current license plate recognition manufacturers on the market, does not require any technical cooperation from equipment manufacturers. There is seamless access to the parking cloud platform without replacing any hardware equipment on site. All gate control and vehicle billing are controlled by the cloud platform, the site does not need a management booth or computer, reports and real-time monitoring can be viewed in real time through the cloud. One Smart Cloud Box can access up to 48 channels of cameras, in most cases requires only one configuring box for each project. After the front-end license plate is captured, the box carries out secondary comparison by analyzing the captured photo, and once there is a camera recognition error, it can be corrected within 200ms, truly achieving 99.9% license plate recognition rate.

Intellegence expects to derive revenue from (i) both contract and partnership parking operations, and there are both city-level parking lots and single-unit projects that make profits from parking lot operations; (ii) business model design and the accumulation of platform users, we establish a platform ecosystem, realize the fundamental value of users, provide longer service span for users. Shared resources and business models for the platform merchants, provide system support for merchants to build digital operations, and help merchants to build their own digital assets; (iii) selling our parking hardware and developing software; (iv) the platform’s hardware and software systems, where we connect docking lots, and its users then assist with cash flow, even though we do not participate in the operations; and (v) the preliminary project construction and equipment installation of parking lots.

Through the development of a series of reward and incentive policies (including cash), we will carry out comprehensive marketing and resource integration with different parties such as internal branches, regional agents, various different parking lots, as well as partner merchants and VIP users. The internal marketing department is responsible for marketing support and training, and is divided into several large regions for management and layout according to national regions. Intellegence will provide regional market development by local agents in local markets, regional marketing guidelines provided by Intellegence, and our headquarters to provide support.

Parking lots are the main entrance to get users, so we should focus on the expansion of parking lot users and add a new incentive mechanism to promote parking lot users. We want to make parking lot users into assets. We intend to develop an incentive structure for the promotion of users in the ecosystem, to increase the enthusiasm of cooperating merchants to promote users, so that each cooperating merchant plays an important role in user promotion.

The Company’s bottom line subsidiaries include Zhuyi Technology (Anping) Co., a PRC company formed on May 12, 2022, which is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Haikou Zhuyi Technology Co., a PRC company which was formed on May 9, 2022 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Liangshan Tongfu Technology Co., a PRC company which was formed on November 13, 2018 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhu Zhibin; Zhejiang Linglingyi Network Technology Co., a PRC company which was formed on November 7, 2018 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Yibin Huibo Technology Co., a PRC company which was formed on July 5, 2019 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Xide Zhuyi Technology Co., a PRC company which was formed on October 14, 2021 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Hubei Tongpo Parking Management Co., a PRC company which was formed on November 4, 2020 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; and Zhuyi Technology (Taining) Co., a PRC company which was formed on May 18, 2021 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei.

Our Goals

1. Building smart digital parking cloud platform.

2. Forming a harmonious digital ecosystem around smart parking.

3. Constructing intelligent cities across the globe.

4. Creating a brighter future for smart living.

Our core goal is to integrate resources, build a platform ecosystem, users focused, achieve multi-scenario satisfaction of user needs and transactions, and become an ecological operator of smart parking digital platform.

1. Operating a parking lot: Contracting to operate a parking lot as the main business of the parking lot operators, whose main profit is parking fees. (For example, contract contractors to operate parking lots for a variety of different operations).

2. Payment: Paid smart parking as the system’s main goal. (such as ETC payment).

3. Building a platform, encourage derived businesses, integrating resources, building business circle, making rules and business model: Only by treating users as a fundamental part of the business, doing mobile application software + cloud platform + ecosystem would become our real challenge. Ultimately to establish multiple inner ecosystems and provide values to users. Establish self-sustained digital operations and open up more opportunities through our business model.

4. Equipment Sales: Mainly focus on the production and sales of equipment, simultaneously develop platform operations, the digital platform is mainly for the purpose of equipment sales, software is limited to parking management.

With the development of global economy, going abroad has become an essential step in the development process of every enterprise. In the process of globalization layout, the first phase will promote the brand in a more diversified form, focusing on the global business perspective, extending to Asian and European markets in the next three years, and then opening a global market service system.

Franchising Policies

The franchising policy mainly includes four aspects:

1. Regional Partner Policy; where regional agents need to have industry network resources, marketing team, and be able to interlock parking lots and ecosystem businesses, with a deposit of 100,000 yuan. There will be parking lot interlock incentives, merchant interlock incentives, user promotion incentives and regional market incentives.

2. Joint Parking Lot Policy; where (a) with single-operating parking lot cooperation, Intellegence invests in hardware equipment and software system, service charges are charged according to the number of channels, and parking charges are deposited into the parking lot owner’s account within 7 days, (b) contracted parking lot is paid monthly or quarterly according to the annual contract amount, and the parking lot operated by joint cooperation is paid monthly according to the contracted share ratio, (c) there are non-operating parking lot policy: Policy documents need to be issued by local government departments, and (d) urban-level parking lots are tendered or set up joint ventures according to each project, with various cooperation models such as PPP, BOT, EPC+O, etc.

3. Platform Merchant Franchising Policy; where there must a legal business license and physical store, willing to join the platform ecosystem, pre-joined merchants are free to join. The platform collects a certain percentage of service fee based on the transaction volume. Merchants who refer users can get a 5% reward for each users’ total amount spent in any of the platform’s businesses. VIP users can get a 10% reward for pre-paying their account, merchants who refer can get a 1% reward of merchants’ transaction flow in the platform.

4. VIP User Policy; where users retain VIP status once account pre-pay amount reaches 1,000 yuan, pre-paid amount can be used for parking payment, direct payment to platform merchants, and any spending in the platform online store. Users who refer VIP users can get 10% of their pre-paid amount and 5% of their referred users’ spending in the platform ecosystem, referring merchants can get 1% of their platform sales.

Market Analysis

Under the traditional parking management system, China’s parking industry has two significant problems: the shortage of parking spaces and low utilization rate. At present, the average utilization rate of parking spaces in China is about 40%, the larger the scale of the parking lot, the lower the utilization rate, such as the largest commercial complex parking lot, but the average daily utilization rate is only 37%, which is lower than the average level of other types of parking lots. Over 90% of cities in China have an overall parking utilization rate of less than 50%, and the parking utilization rate in major cities such as Beijing, Shanghai and Guangzhou is in the range of 40-50%, which is a waste of parking resources.

Under the traditional parking space management system, the degree of specialization in parking management is low, the industry is highly fragmented, and there is a lack of large specialized parking management companies. There are many types of market participants with different standards, the uneven level of control prevents the centralized management of traditional parking spaces, which further hinders the effective use of parking spaces and is not conducive to the improvement of parking space utilization.

In Beijing, there are 6,581 registered parking lots, but more than 3,000 property management companies and parking lot management companies are involved in management. The market share of parking spaces of the top four management companies only accounts for 8.5%; the market share of the top-ranked parking management company is 4.4%, and the market share of parking spaces is only 1.9%. At the same time, China’s traditional parking management system has a low level of intelligence and management method.

According to Sullivan’s data, the coverage rate of intelligent parking lots in major cities such as Beijing, Shanghai, Guangzhou and Shenzhen is less than 10%, and most domestic parking lots still adopt the traditional “card and ticket” entrance/exit management method, with manual charging as the main method. The backward management method leads to the problems of slow access, difficulty in finding parking space and difficulty in finding a car. The length of time and difficulty for car owners to find cars increases with the scale of the car park.

For example, the parking lot of commercial complex is generally large in scale and complex in structure, and the user’s search time is often 4-6 times of the average search time of other types of parking lots (residential, commercial office buildings, transportation hubs, etc.). The backward management method greatly lengthens the time of occupied parking spaces, hinders the improvement of parking space turnover rate, and even directly causes poor user parking experience.

With the problem of “difficult parking” becoming more and more prominent, the commercial and social value of the smart parking industry has also become more and more prominent. Smart parking management mode can effectively improve the utilization of parking resources, thus alleviating the problem of urban parking difficulties. It is sought after by all social forces (capital, policy, technology, users, etc.) and can promote the further development of the industry.

China’s smart parking industry has not yet issued a national unified construction standard, the construction of parking information systems in local cities across the country lacks a unified normative basis, and the smart parking systems built by various office buildings, hotels, shopping malls, and communities lack integrated planning and architecture specifications, especially for applications in commercial areas and communities, with significant differences in architecture between systems, leading to difficulties in information exchange and system integration. There are a large number of smart parking enterprises and derivatives on the market, each smart parking products and service providers is on their own, the products and systems launched are not compatible with each other. In the smart parking application field, the market is not yet standardized nationwide via a single parking app, all parking apps information is not incorporated or shared, forming many singled out information islands, which is against the original intention of revitalizing the market of smart parking. These apps also have different user experiences, which brings a lot of inconvenience to consumers, and eventually abandoned by many of them, which is not beneficial to the expansion and popularity of smart parking network.

In addition, the development of the industry is not standardized, there are some providers who do not have the resources to research, develop and provide post-sale services, who end up reducing prices to sell low-quality products. No real competing power, disrupting the market order, causing quality manufacturers a certain amount of competitive pressure, intensifying a degree of competition in the industry, which is not favorable to a healthy development of the industry.

In the past three years, internet companies have entered the smart parking industry in a big way with capital. in February 2018, Ant Group under Alibaba took a 200-million-yuan stake in J-Parking. In August of the same year, Tencent made a strategic investment in Xiamen Ketuo Co.

Internet companies have combined their advantages in artificial intelligence, mobile payment and other technologies with smart parking platforms for strategic cooperation. This strategic cooperation between internet companies and smart parking platforms has made unattended and sensor less payment the trend of industry development. The mainstream smart parking operation platform has access to Alipay, WeChat payment and other mobile payment technologies. In May 2018, Baidu and ETCP reached a strategic cooperation, through the “parking payment” page of Baidu Map or the “ETCP Parking” APP, car owners can check parking information in real time, navigate to the parking lot, and enjoy smart parking services such as electronic payment for entering and exiting the parking lot without parking, achieving a harmonious system of shared data and integrated platform.

Baidu, Ali, Tencent and other Internet giants have entered the game one after another, not only to provide a solid financial basis for the transformation of parking services, also the integration of on-line operations and smart parking, which boosts rapid and steady development of the industry, driving the industry into a new stage of development. As the head enterprises in the smart parking industry accelerate their capital operation, the industry will accelerate the pace of high-quality parking resources, and will also surge a wave of mergers and acquisitions, resulting industry integration to be further accelerated.

According to some developed countries, the ratio of car to parking spaces is 1:1.3, while the average in China is less than 1:0.5, which is a serious imbalance between supply and demand, car owners and drivers usually can not find a parking space after driving out to the destination, due to the difficulty of finding parking spaces leading to unlawful parking, road congestion, traffic accidents and other problems, bringing concerns to the government’s urban traffic.

Analysis from the perspective of the needs of car owners and drivers: This part of the user demand we call C-end user demand, its demand for parking is extremely urgent and rigid, they hope to be able to check the availability of parking spaces near the destination in advance before leaving home, you can reserve a parking space in advance. At the same time, as car owners and drivers, they hope that the platform can provide them with more user-friendly, more detailed and comprehensive services and better experience.

Analysis from the perspective of different parking space owners and operators: They want to realize unattended and automated payments; they want to reduce operating costs and improve operational efficiency; they want to realize intelligent and digital management and turn their resources into their digital assets.

Analysis from the perspective of city planners: They want to have a software, a system and a platform to integrate the parking spaces of different property rights in the whole city, to achieve data integration and sharing, and to realize real-time data update, query, regulation and scheduling.

Analysis from the perspective of the state, to promote the industry and industrial development: The smart parking industry covers a wide range, long industry chain, the state hopes to have a comprehensive digital, industry-wide platform for industry resource integration and information sharing, in order to promote the development of the whole industry.

Competitive Advantages

We believe that Intellegence has significant advantages in terms of development strategy, technology, team, business model and capital operation. After years of cultivation and accumulation, Intellegence has its own intellectual property rights of smart parking mobile application software, parking management system, merchant system and smart parking cloud platform. We have a professional and well-structured technical team, management team, operation team, and marketing team.

Business Model

Intellegence intends to carry out software and hardware system conversion for existing parking lots, to achieve a smart, digital, platform operation, from constructing to profiting. We shall integrate resources and processing transactions by undergoing software development and using our own merchant marketing management software. The Company will operate the lots by contracting them out and profiting from the parking fees. We hope to gain revenue through the sales of various smart parking hardware, including smart car stopper, smart parking machine, smart cloud box, geomagnetic, etc. We also have E-commerce, membership, sales profit and sales commission on Any-e platform and want to utilize the platform’s database, build an O2O business model for the automotive aftermarket, which brings more opportunities, more stable and sufficient cash flow and ultimately revenue to the platform. We believe there are advantages to our partnership operation model, capital operation model, digital, ecological, and platform operation business model. Intellegence has a strong resource integration capability, from parking, car owners, online and offline merchants, industry support to O2O platform, etc. Multi-platform resource integration to open up each service channel, to achieve shared user resources in the ecosystem, to better assist each and every user.

Governmental Regulations

Intelligence currently has eleven certifications. Our certifications are attached hereto as Exhibit 99.2.

Employees

Company name	Part-time/Full-time	Number of employees
Hangzhou Zhuyi Technology Co.	Full-time	14
SavMobi Technology, Inc.	Full-time	4

We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

The Company has its own intellectual property rights in smart parking mobile application software, a parking management system, a merchant system, and a smart parking cloud platform. Our seven software patents are attached hereto as Exhibit 99.1.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

Risks Relating to Our Business and Industry

We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.

Intelligence was incorporated on June 16, 2022 in the Cayman Islands. Therefore, we have a limited operating history in the smart parking industry, which is competitive and rapidly evolving. We may have limited insight into trends that may develop and affect our business, and we may make errors in predicting and reacting to industry trends and evolving needs of our customers.

Our historical results and growth may not be indicative of our future performance, and we may fail to continue our growth or maintain our historical growth rates. If our products and services such as smart parking system does not develop as we expect, or if we fail to continue to address the needs of our users, our business and financial conditions may be materially adversely affected.

In addition, we may not be able to effectively manage our growth. Our business expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

If the market for our products and services develop more slowly than we expect, our operating results would be adversely affected.

Our success will depend to a substantial extent on the widespread adoption of smart parking systems in general, but we cannot be certain that the trend of adoption of smart parking systems will continue in the future. It is difficult to predict customer adoption rates and demand for our products and services, the future growth rate and size of smart parking system market. If our products and services do not continue to achieve market acceptance, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and solutions or decreases in information technology spending, it would result in decreased revenues and our business would be adversely affected.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The increasing development of high-tech products in the smart parking system industry echoes the ever-changing customers’ demands. Similarly, our competitors are also constantly innovating to enhance user experience. We continue to invest significant resources in developing and enhancing our existing products as well as to introduce new services that will attract more participants to our services. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition, and results of operations.

Our results of operations may be affected by the number of vehicle ownership in China.

The important function of our smart parking system is to control and manage the flow of vehicles. Only when the vehicle ownership in a town or a specific area reaches a certain level and in order to control and manage vehicles or traffic flow, the market will have demand for our products and services. With the increasing number of cars in the market, the demand for our products has also increased. If Chinese government’s policy on development of the automobile industry or encouragement of household vehicle ownership changes, it will affect the number of cars, especially the increase or decrease in the number of private cars, which will affect the market’s demand for our products and/or services.

We may require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon proceeds received from shareholders’ equity contributions to meet our capital requirements in the past. We cannot assure you that we will be able to obtain capital in the future to meet our capital requirements to maintain operations and improve financial performance. If we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and limit our marketing efforts as well as decrease or eliminate capital expenditures. If so, our operating results, our business results and our financial position would be adversely affected. If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

Rapid expansion could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products and/or services, which will impair our revenue growth and hurt our overall financial performance.

We cannot assure you that our growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

Our growth strategies may encounter many obstacles, including, but not limited to, increased competition from similar businesses, unexpected costs, and costs associated with marketing efforts and government regulation. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products and/or services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

Our business depends on the continued efforts of our senior management. If one or more of our key executives is/are unable or unwilling to continue in his/ their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named herein. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives is/are unable or unwilling to continue in his/their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

Our intellectual property rights are important to our business. As of the date hereof, we have 7 registered software copyrights in China.

We enter into confidentiality agreements with some of our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Since the Chinese legal system in general, and the intellectual property regime in particular, is relatively weak, it is often difficult to enforce intellectual property rights in China. In addition, confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products. Currently, we promote our brand through word of mouth, dealers, and internet promotions. It is likely that our future marketing efforts will require us to incur significant additional expenses to include print media and video advertising. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We may be subject to complaints, claims, controversies, regulatory actions, arbitrations and legal proceedings from time to time. If the outcome of these complaints, claims, controversies, regulatory actions, arbitrations and legal proceedings is adverse to us, it could have a material adverse effect on our business, results of operations, financial condition, liquidity, cash flows and reputation.

We may from time to time continue to be subject to or involved in various complaints, claims, controversies, regulatory actions, arbitration, and legal proceedings. Such allegations, claims and proceedings may be asserted against us by third parties, including vehicle owners, suppliers, employees, business partners, governmental or regulatory bodies, competitors or other third parties, in administrative, civil or criminal investigations and proceedings.

As we entered into contractual relationship with various dealers and parking lots’ owners, we may be involved in legal proceedings arising from contract disputes. In addition, we have been and may from time to time be involved in labor and employment related disputes with and subject to such claims by employees. Complaints, claims, arbitration, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claims would develop into lawsuits or regulatory penalties and other disciplinary actions.

There may also be negative publicity associated with litigation that could decrease clients’ acceptance of our services offerings, regardless of whether the allegations are valid or whether we are ultimately found liable. Lawsuits, litigations, arbitration and regulatory actions may cause us to incur substantial costs or fines, freezing of our assets, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, or materially modify or suspend our business operations, any of which could materially and adversely affect our financial condition, results of operations and business prospects.

From time to time, we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our products and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●

regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●

liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

●	potential disruptions to our ongoing businesses.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and/or services or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

A lack of insurance could expose us to significant costs and business disruption.

We do not maintain any insurance to cover assets, property and potential liability of our business. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business and financial and operating performance could be materially and adversely affected by the outbreak of epidemics including but not limited to the novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). As a result of the on-going COVID-19 pandemic, we have experienced and may continue to experience slowdown and temporary suspension in operations. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases are rampant. Those restrictive measures may adversely affect and slow down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect overall economic environment and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Risks Relating to Our Corporate Structure

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of Huixin Zhiying (Hangzhou) Technology Co., our VIE, to make dividend payments through Intellegence Parking (Hong Kong) Limited, to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, of Huixin Zhiying (Hangzhou) Technology Co, a PRC company formed on October 24, 2022, with Zhang Guowei as its legal representative, which operates through Intellegence Parking (Hong Kong) Limited., a company established in Hong Kong on July 20, 2022, of which Zhang Guowei is the sole director. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Neither any of our subsidiary has made any dividends or other distributions to our holding company or any U.S. investors as of the date hereof.

Under PRC laws and regulations, our PRC subsidiaries, which are wholly foreign-owned enterprises in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiaries generate primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Relating to Doing Business in China

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our Affiliate Entities or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries, or we may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or we may acquire offshore entities with business operations in China in an offshore transaction.

Most of these ways are subject to PRC regulations and approvals or registration. For example, loans by us to our wholly owned PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. If we decide to finance our wholly owned PRC subsidiary by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the PRC Ministry of Commerce, or registration with other governmental authorities in China. Due to the restrictions imposed on loans in foreign currencies extended to PRC domestic companies, we are not likely to make such loans to our consolidated affiliated entities, which is a PRC domestic company. Further, we are not likely to finance the activities of our consolidated affiliated entities by means of capital contributions due to regulatory restrictions relating to foreign investment in PRC domestic enterprises engaged in certain businesses.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 25, 2019, the SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or consolidated affiliated entities or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries or consolidated affiliated entities when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Ordinary Shares, or the gain our non-PRC shareholders may realize from the transfer of our Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

We conduct all of our business through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to assert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to Yi WFOE, which is a foreign invested entity (“FIE”), to finance its activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a U.S. holding company, operating through a holding company in the Cayman Islands, and we operate our core businesses through our PRC subsidiaries. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from the PRC subsidiaries. If the PRC subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our subsidiaries in the PRC calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among Intelligence Parking Group Limited and its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date hereof, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

We are a U.S. holding company, operating through a holding company in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of their respective after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. These limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments, or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

SVMB is a U.S. holding company. Intelligence is a Cayman Islands holding company and are not Chinese operating companies. As holding companies with no material operations of their own, they conducts all of operations and operate their business in China through its PRC subsidiaries. Because of our corporate structure as a U.S. and Cayman Islands holding company with operations conducted by our PRC subsidiaries, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date hereof, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed listing would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and the results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property, and procedural rights could adversely affect our business and impede our ability to continue our operations.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) to be implemented on February 15, 2022, since we are not an Operator, nor do we control more than one million users’ personal information, we would not be required to apply for a cybersecurity review by the CAC. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which became effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names, which means our potential access or exposure to customers’ personal information is limited. However, in the event we inadvertently access or become exposed to customers’ personal identifiable information, then we may face heightened exposure to the PIPL.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our Ordinary Shares could be rendered worthless.

You may face difficulties in protecting your interests and exercising your rights as a stockholder since we conduct substantially all of our operations in China, and all of our officers and directors reside outside the U.S.

Although we are incorporated Nevada and Intelligence is incorporated in in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and all of our directors reside outside the U.S. and all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

There are impacts of COVID-19 on our business, financial condition, and results of operations.

As of the date hereof, there are still regional outbreaks of coronavirus diseases in 2022 (such as Beijing and Shanghai) and movements in China are still limited. Lockdown measures will continue in closed and control areas with reported COVID-19 cases. Some cities require residents to present a negative COVID-19 test result to enter public venues and take public transport. Though these recent regional outbreaks did not impact Company’s operations, the situation could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. There are still uncertainties of COVID-19’s future impact, and the extent of the impact will depend on a number of factors, including the duration and severity of the pandemic; and the macroeconomic impact of government measures to contain the spread of COVID-19 and related government stimulus measures. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We believe that our current cash and cash equivalents, proceeds from additional equity and debt financing and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

The recent joint statement by the SEC and PCAOB, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuer”). The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. In other words, the SOP Agreement is just the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Pan-China Singapore PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this filing, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis with the last inspection in August 31, 2022. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our securities could be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist your securities.

Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021 because of a position taken by an authority in a foreign jurisdiction. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

Despite that we have a U.S. based auditor that is registered with the PCAOB and subject to PCAOB inspection, there are still risks to the company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction. Such risks include but not limited to that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act and as a result an exchange may determine to delist our securities.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of the operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

However, our PRC counsel has further advised us that there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “SVMB”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,077,049,184 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, since we have ceased being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least nine months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on Nasdaq.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. Our financial statements are prepared in U.S. dollars and in accordance with U.S. GAAP.

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Overview

On March 6, 2015, SavMobi Technology Inc. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada and established a fiscal year end of May 31. Initially the business platform was in providing application software to a global vendor platform to connect people to businesses and provide a new shopping experience.

On May 18, 2017, Lakwinder Singh Sidhu, the Company’s former Director and CEO, completed a transaction with New Reap Global Ltd., by which New Reap Global Ltd. acquired 32,500,000 shares of common stock, representing 68.4% ownership of the Company.

On March 19, 2018 New Reap Global transferred 250,000 restricted shares to Eng Wah Kung

On May 10, 2018 and May 30, 2018, 16,959,684 were transferred to Arden Wealth and Trust. 2,000,000 shares are free trading from HongLing Shang, 559,684 restricted shares from New Reap Global, LTD and 2,400,000 each from Xuedong Zhang, Jingmei Jiang, Qianxian, Yulan Qi, Baoxin Song, Jianlong Wu. On June 15, 2018 New Reap Global transferred 690,316 restricted shares to EMRD Global Holdings.

On June 26, 2018 New Reap Global transferred 3,000,000 restricted shares to FORTRESS ADVISORS, LLC and 3,000,000 to Baywall Inc.

On November 10, 2020, ten (10) shareholders of the Company, including affiliates Arden Wealth & Trust (Switzerland) AG and New Reap Global Limited, entered into stock purchase agreements with an aggregate of nineteen (19) non-U.S. accredited investors to sell an aggregate of 42,440,316 shares of common stock of the “Company, which represents approximately 68.6% of the issued and outstanding shares of common stock of the Company.

On June 8, 2022, three (3) shareholders of SavMobi Technology, Inc. (the “Company”), including Chen Xinxin, Ye Caiyun, and Li Wenzhe entered into stock purchase agreements with an aggregate of five (5) non-U.S. accredited investors (the “Purchase Agreements”) to sell an aggregate of 25,095,788 shares of common stock of SavMobi Technology, Inc. (the “Company”), which represents approximately 40.54% of the issued and outstanding shares of common stock of the Company, for consideration of $250,958.

On December 15, 2022, the Company entered into the Share Exchange Agreement with Intellegence, Chen Xinxin, the officer and director, and the Shareholders. Under the Share Exchange Agreement, which closed on January 5, 2023, one hundred percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Intellegence has certain subsidiaries, as described below.

Zhejiang Jingbo Ecological Technology Co. is a PRC company which was formed on December 18, 2019 and is engaged in the business of smart parking application software and platform operations business. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019.

Hangzhou Zhuyi Technology Co. (“Hangzhou Zhuyi”) was incorporated under the laws of the PRC on November 13, 2017 with a capital of RMB 60,000,000. The majority shareholder at the time of establishment was Guowei Zhang. On April 1, 2020, Zhejiang Jingpo Ecological Technology became the sole shareholder of Hangzhou Zhuyi. Hangzhou Zhuyi is specialized in smart parking projects, smart parking mobile applications and cloud platform construction innovation.

Zhejiang Linglingyi Network Technology Co. (“Linglingyi”) was incorporated on November 17, 2018. Its sole director is Guowei Zhang. Hangzhou Zhuyi acquired 100% of Linglingyion April 29. 2022. Its main businesses are smart parking projects and smart parking mobile applications.

Liangshan Tongfu Technology Co. (“Liangshan”) was incorporated on November 13, 2018. On September 29, 2022, Hangzhou Zhuyi entered in a share agreement with Hangzhou Kaai Technology Co. to purchase 26% of Lingshan’s shares. As a result, Hangzhou Zhuyi holds 67% of Liangshan. Liangshan is into smart parking projects and smart parking mobile applications businesses.

Zhuyi Technology (Anping) Co. (“Anping”) was incorporated on May 12, 2022, which is 90% owned by Hangzhou Zhuyi and it mainly focuses on smart parking projects and smart parking mobile applications.

Haikou Zhuyi Technology Co. (“Haikou”) was incorporated on May 9, 2022 which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Yibin Huibo Technology Co. (“Yibin”) was incorporated on July 4, 2019, which is 80% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Xide Zhuyi Technology Co. (“Xide”) was incorporated on October 14, 2021, which is 67% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Hubei Tongpo Parking Management Co. (“Tongpo”) was incorporated on November 4, 2020, which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Zhuyi Technology (Taining) Co. (“Taining”) was incorporated on May 18, 2021, which is 72% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Business Overview

Intellegence is a multinational technology company, with a smart parking application software and platform business ecosytem as its main business venture. The group company, Hangzhou Zhuyi Technology Co., Ltd., a holding subsidiary of the group, was established in November 2017, the registered capital was 60 million yuan. The company is located in Building B8, China Zhigu, Fuchun Park, Hangzhou.

It specializes in smart parking projects, smart parking mobile applications and cloud platform construction innovation. Zhuyi Technology takes the smart parking scene as the entry point, integrates various parking lot resources, builds static traffic data and smart city services.

A deeply integrated digital ecological platform for city planners, parking lot operators, car owners and cooperative businesses to provide comprehensive solutions for smart parking. It also focuses on the construction of its digital platform which operates the creations and control of businesses, assists the construction of smart cities, and creates a bright future for smart living.

COVID-19

On March 11, 2020, the World Health Organization (“WHO”) declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

For the Year Ended May 31, 2022 Compared to the Year Ended May 31 2021

Revenue

The Company generated $3,563,527 in revenues during the financial year ended May 31, 2022 compared to $3,399,872 during the year ended May 31, 2021. Revenue mainly comprised of parking fee. Revenue generated over the last two years was very similar. The Company operated in normal circumstances.

Cost of Revenues

During the year ended May 31, 2022, the Company incurred $4,571,107 in cost of revenues compared to $3,712,543 for the year ended May 31, 2021. Cost of revenue mainly consisted of rent, depreciation, salary and maintenance expenses. The growth in cost of revenues was contributed by the rise of rent and depreciation as we opened more parking lots during the year ended May 31, 2022.

Gross loss

Gross loss was $1,007,580 and $312,671 for the years ended May 31, 2022 and 2021, respectively. Our business strategy is to open more parking lots over the next 4 years. Therefore we would see a substantial increase in cost of revenue. Based on past experience, parking fee income would not see an immediate growth but in four to five month after the parking lots open as more and more people were aware of those lots. We continued to rent more parking lots. The newly rented parking lots are located in convenient locations such as residential areas, shopping malls and hospitals. We expect more and more customers will use our service in future.

Selling and marketing expenses

During the year ended May 31, 2022, we incurred selling and marketing expenses of $864,011 compared to $470,389 for the year ended May 31, 2021. Selling and marketing expenses for the year ended May 31, 2022 and 2021 mainly included salary expenses, travelling expenses and advertisement expenses. The increase in selling and marketing expenses was primarily due to an increase in travelling and salary expenses

General and Administrative Expenses

During the year ended May 31, 2022, we incurred general and administrative expenses of $3,458,630 compared to $3,353,396 incurred during the year ended May 31, 2021. General and administrative expenses incurred during the year ended May 31, 2022 mainly consisted of depreciation and amortization, salary expenses and office expenses. The increase in general and administrative expenses was mainly due to the increase in business hospitality fees.

Research and development expenses

During the year ended May 31, 2022, we incurred research and development expenses of $723,668 compared to $613,837 for the year ended May 31, 2021. R&D expenses mainly included salary expenses and depreciation expenses. The increase in R&D expenses was due to an increase in the main expenses.

Net loss

As the result of foregoing, the net loss for the years ended May 31, 2022 and 2021 was $6,815,658 and $5,893,613, respectively.

Liquidity and Capital Resources

As of May 31, 2022, the Company had total assets of $18,365,880 comprising current assets of $6,897,167 and non-current assets of $11,468,713, compared to total assets of $16,677,150 consisting of current assets of $3,778,612 and non-current assets of $12,898,538 as of May 31, 2021. The Company’s total liabilities as of May 31, 2022 were $36,775,403, which was comprised of current liabilities of $3,263,813 and non-current liabilities of $33,511,590. This compares with total liabilities of $36,028,428 as of May 31, 2021, which was comprised of current liabilities of $10,739,181 and non-current liabilities of $25,289,247.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing, and financing activities for the years ended May 31, 2022 and 2021.

	Year Ended May 31, 2022	Year Ended May 31, 2021
Net Cash Used In Operating Activities	$(17,047,129)	$(3,198,363)
Net Cash Provided by/(Used In) Investing Activities	$187,610	$(6,996,233)
Net Cash Provided by Financing Activities	$16,838,474	$10,148,332
Net Decrease in Cash and Cash Equivalents	$(26,301)	$(28,716)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the year ended May 31, 2022, net cash flows used in operating activities were $17,047,129, consisting primarily of a net loss of $6,815,658, an increase in prepaid expenses and other current assets of $5,237,944 and a decrease in accounts payable and other current liabilities of $7,400,499. During the year ended May 31, 2021, net cash flows used in operating activities from continuing operations were $3,198,363 consisting primarily of a loss from operations of $5,893,613 and a decrease in accounts payable and other current liabilities of $3,973,468.

Cash Flows from Investing Activities

Net cash flows provided by investing activities were $187,610 mainly comprised of an increase in loan receivable of $2,067,575, proceeds from sale of property and equipment of $938,482 and a purchase of property and equipment of $2,554,572 for the year ended May 31, 2022 compared to net cash flows used in investing activities of $6,996,233 for the year ended May 31, 2021 consisting mainly of proceeds from sale of property and equipment of $2,914,639 and a purchase of property equipment of $8,778,449.

Cash Flows from Financing Activities

We have financed our operations primarily from either capital contributions or financial instruments. For the year ended May 31, 2022, net cash provided by financing activities was $16,838,474 consisting mainly of proceeds from paid in capital of $6,903,027 and long-term loan of $10,166,910. For the year ended May 31, 2021, net cash provided by financing activities was $10,148,332, consisting primarily of proceeds from long-term loan of $23,353,700 and repayment of short-term borrowings of $14,487,438.

Going Concern Consideration

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through long-term loans. Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with U.S. GAAP actual results could differ from our estimates and such differences could be material

Impact of Inflation

In accordance with the National Bureau of Statistics of China, the year-over-year percentage changes in the consumer price index for March 2019, 2020 and 2021 were 2.3%, 4.3% and 4.4%, respectively. Inflation in China has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in China in the future.

Foreign Currency Exchange Rates

We are not materially affected by foreign currency exchange rates. However, it is difficult to predict how market forces, or PRC or U.S. government policy, might affect our operations. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant change in the value of the RMB against the U.S. dollar. Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. So far, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we potentially may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all. Furthermore, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

For the Three months Ended August 31, 2022 Compared to the Three Months Ended August 31 2021

Revenue

The Company generated $796,377 in revenues during the three months ended August 31, 2022 compared to $845,261 during the three months ended August 31, 2021. Revenue mainly comprised of parking fee and sales of parking equipment. The decrease in revenue was primarily due to the decrease in parking fee revenue.

Cost of Revenues

During the three months ended August 31, 2022, the Company incurred $1,196,709 in cost of revenues compared to $816,170 for the three months ended August 31, 2021. Cost of revenue mainly consisted of rent, depreciation, salary and maintenance expenses. The growth in cost of revenues was contributed by the rise of rent and depreciation as we opened more parking lots during the year ended May 31, 2022.

Gross profits/loss

Gross loss was $400,332 for the three months ended August 31, 2022 compared to gross profits of $29,091 during the three months ended August 31, 2021. Our business strategy is to open more parking lots over the next 4 years. Therefore we would see a substantial increase in cost of revenue. Based on past experience, parking fee income would not see an immediate growth but in four to five month after the parking lots open as more and more people were aware of those lots. We continued to rent more parking lots. The newly rented parking lots are located in convenient locations such as residential areas, shopping malls and hospitals. We expect more and more customers will use our service in future.

Selling and marketing expenses

During the three months ended August 31, 2022, we incurred selling and marketing expenses of $183,449 compared to $172,003 for the three months ended August 31, 2021. Selling and marketing expenses mainly included salary expenses, travelling expenses and advertisement expenses. The increase in selling and marketing expenses was primarily due to an increase in advertisement expenses.

General and Administrative Expenses

During the three months ended August 31, 2022, we incurred general and administrative expenses of $1,589,210 compared to $1,023,338 incurred during the three months ended August 31, 2021. General and administrative expenses incurred during the three months ended August 31, 2022 mainly consisted of depreciation and amortization, salary expenses and office expenses. The increase in general and administrative expenses was mainly due to the increase in business hospitality fees and office expenses.

Research and development expenses

During the three months ended August 31, 2022, we incurred research and development expenses of $6,521 compared to $148,141 for the three months ended August 31, 2021. R&D expenses for the three months ended August 31, 2022 solely included depreciation expenses. The decrease in R&D expenses was due to a decrease in the salary and depreciation expenses.

Net loss

As the result of foregoing, the net loss for the three months ended August 31, 2022 and 2021 was $2,243,215 and $1,934,524, respectively.

Liquidity and Capital Resources

As of August 31, 2022, the Company had total assets of $17,603,089 comprising current assets of $6,477,999 and non-current assets of $11,125,090, compared to total assets of $18,365,880 consisting of current assets of $6,897,167 and non-current assets of $11,468,713 as of May 31, 2022. The Company’s total liabilities as of August 31, 2022 were $37,592,235 consisting of current liabilities of $3,408,234 and non-current liabilities of $34,184,001 This compares to total liabilities of $36,775,403, which was comprised of current liabilities of $3,263,813 and non-current liabilities of $33,511,590 as of May 31, 2022.

The following is a summary of the Company’s cash flows provided by (used in) operating, investing, and financing activities for the years ended May 31, 2022 and 2021.

	Three Months Ended August 31, 2022	Three Months Ended August 31, 2021
Net Cash Used In Operating Activities	$(1,229,376)	$(7,003,527)
Net Cash Used in investing Activities	$(680,934)	$(56,978)
Net Cash Provided by financing Activities	$1,883,960	$10,602,010
Net (Decrease) / Increase in Cash and Cash Equivalents	$(29,402)	$3,537,832

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the three months ended August 31, 2022, net cash flows used in operating activities were $1,229,376, consisting primarily of a net loss of $2,243,215, a decrease in prepaid expenses and other current assets of $218,824 and an increase in accounts payable and other current liabilities of $229,130. During the three months ended August 31, 2021, net cash flows used in operating activities were $7,003,527, mainly consisting of a net loss of $1,934,524, an increase in prepaid expenses and other current assets of $1,802,959 and a decrease in accounts payable and other current liabilities of $3,784,743.

Cash Flows from Investing Activities

Net cash flows used in investing activities were $680,934 mainly comprised of repayment for right-of-use assets of $23,181 and a purchase of property and equipment of $714,169 compared to $56,978 for the three months ended August 31, 2021 consisting mainly of repayment for right-of-use assets of $65,679.

Cash Flows from Financing Activities

During the three months ended August 31, 2022, net cash provided by financing activities was $1,883,960 consisting of an increase in amount due to related party of $37,865 and proceeds from long-term loan of $1,846,095. During the three months ended August 31, 2021, net cash provided by financing activities was $10,602,010 mainly included proceeds from long-term loan of $3,244,623 and proceeds from paid-in capital of $6,542,516.

Going Concern Consideration

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through long-term loans. Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with U.S. GAAP actual results could differ from our estimates and such differences could be material

Impact of Inflation

In accordance with the National Bureau of Statistics of China, the year-over-year percentage changes in the consumer price index for March 2019, 2020 and 2021 were 2.3%, 4.3% and 4.4%, respectively. Inflation in China has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in China in the future.

Foreign Currency Exchange Rates

We are not materially affected by foreign currency exchange rates. However, it is difficult to predict how market forces, or PRC or U.S. government policy, might affect our operations. There remains significant international pressure on the PRC government to adopt a substantial liberalization of its currency policy, which could result in a further and more significant change in the value of the RMB against the U.S. dollar. Limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. So far, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we potentially may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited, and we may not be able to successfully hedge our exposure at all. Furthermore, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.–

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2021.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of August 31, 2022, the balances of cash was $74,039.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of August 31, 2022, the balances of accounts receivable was $380,656.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The functional and reporting currency of the Company is the RMB.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Employees

Company name	Part-time/Full-time	Number of employees
Hangzhou Zhuyi Technology Co.	Full-time	14
SavMobi Technology, Inc.	Full-time	4

We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Properties

Our mailing address is Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China. The Company owns this property.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the Reverse Merger described in Items 1.01 of this report by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors as a group as of December 31, 2022.

Name	Number of Shares of Common Stock	Percentage	Address
Guowei Zhang	200,000,000	18.83%	Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China
Hongwei Li	290,000,000	27.31%	Building C1, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China
Chuchu Zhang	260,000,000	24.48%	Room 1704, Unit 2, Building C-14, Zhonghai Huanyutianxia, Qianmo Road, Xixing Street, Binjiang District, Hangzhou City, Zhejiang Province
Xiujuan Chen	250,000,000	23.54%	No. 1129, Yunji Road, Keqiao, Shaoxing, Zhejiang
(All officers and directors as a group (4 people))	1,000,000,000	94.17%

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,061,900,000 shares of common stock to be outstanding.

Directors and Executive Officers, Promoters and Control Persons

Chen Xinxin was appointed Chairman of the Board and the sole officer and director of SVMB on June 8, 2022. Guowei Zhang is the current Chief Executive Officer of Intellegence.

Name	Age	Position(s)
Chen Xinxin*	41	Former CEO, CFO, Secretary, Treasurer, Director of SVMB
Guowei Zhang#	36	CEO, CFO and Director
Hongwei Li#	35	Director
Xiujuan Chen#	48	Director
Chuchu Zhang#	25	Director

* Resigned on January 5, 2023

# Appointed on January 5, 2023

Chen Xinxin, age 41, former sole officer and director, is a representative of Qinghe District People’s Congress, Tieling City and she is Ambassador of Shuidi Charity. Since September 2018, Chen Xinxin has worked at Hangzhou Jizhong Ecological Technology Co., Ltd. as Vice President of Operations. From May 2015 to July 2018, Chen Xinxin worked at Wuxi Ruiying Life Science Co., Ltd. Chen Xinxin attended The Central Academy of Drama, China, from September 2001 to July 2004, Liaoning Institute of Culture and Media from September 1997 to July 2000. Ms. Chen Xinxin, engaged in cultural industry, Internet artificial intelligence and investment field, has more than ten years of experience in market planning and operation, and has participated in the “2008 Interpretation Olympic Games” China’s national project. Ms. Chen also has nearly ten years of management experience in the special equipment industry, which has reduced enterprise costs by more than 30% and increased enterprise sales by more than 50%. In 2015, the era of Internet economy, Ms. Chen made innovation to the enterprise mechanism, increased attention and heat by adopting cutting-edge media, and greatly enhanced brand image.

Zhang Guowei, age 36, Chief Executive Officer, Chief Financial Officer, and Director, has been an officer at Hangzhou Zhuyi Technology Co. since May 2017. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019. Zhejiang Jingbo Ecological Technology Co. is a PRC company which was formed on December 18, 2019 and is engaged in the business of smart parking application software and platform operations business. Zhang Guowei attended Zhejiang Open University

In 2017, Mr Zhang founded Hangzhou Zhuyi Technology Co. He invested to develop smart parking APP – Any-e Park and organized numerous parking lots based on the need of the APP’s scenarios together with shareholders and partners. In order to meet the requirements of parking lots, he developed an intelligent management system, an unattended system, and a charging system for parking lots. Since Any e-Park needs more information and data of urban public parking lots, he also led the development of the urban smart parking cloud platform to meet the data needs of city managers for urban public parking lots. In the process of upgrading the intelligent parking lots and expanding the operation business, a series of intelligent parking software and hardware products have been developed successively, and various profit models have been formulated for the development of the company. Later, Zhang founded Jingbo Ecological Technology Co.

Hongwei Li, age 35, Director, has been the supply chain manager of Zhejiang Renlv World Technology Development Co. since 2017 and is familiar with the supply chain process and e-commerce procurement. He has the strong capabilities of supply chain management, team management, and business development.

Xiujuan Chen, age 48, Director, has been the Operating President of Hangzhou Jizhong Ecological Technology Co., Ltd. since 2018.

Chuchu Zhang, age 25, Director, graduated from the University of Sheffield with a master’s degree in management. After graduation, she started served as the general manager of Zhonggu Zongguan Business Development (Hangzhou) Co., Ltd. in September 2020. She is responsible for project planning, on-site coordination, and tracking of delivery issues.

Term of Office

Our director holds his position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Legal Proceedings Involving Directors and Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the sole officer and director of SVMB for the years ended December 31, 2022 and 2021, and for the officers and directors of Intellegence from inception through September 30, 2022. All those active directors listed below were appointed on January 5, 2022.

Position	Name of Directors	Year	Salary before tax	Bonus	All other compensation	Total

Chief Executive Officer and Chairman	Guowei Zhang	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

Director	Hongwei Li	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

Director	Chuchu Zhang	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

Director	Xiujuan Chen	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

Former Sole Officer and Director	Chen Xinxin	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

Former Sole Officer and Director	Ma Hongyu	2022	$0	$0	$0	$0
		2021	$0	$0	$0	$0

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

The Company had the following balances due to and due from related parties:

At August 31, 2022 and May 31, 2022, the Company owed funds to the following related parties:

	August 31, 2022	May 31.2022	Relationship

Guowei Zhang	417,961	394,077	President of the Company
Beijing Zhibo Innovation Technology Co., Ltd.	33,908,463	33,211,152	An entity in which Guowei Zhang is a major shareholder

Advances from Guowei Zhang were unsecured, non-interest bearing and due on demand.

Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

During the three months ended August, 31, 2022, the Company borrowed from related parties of $2,340,717 and made repayments to related parties of $593. During the year ended May 31, 2022, the Company borrowed from related parties of $11,814,399 and made repayments to related parties of $1,373,587.

Corporate Governance

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Legal Proceeding

None.

Market Price of and dividends on the registrant’s common equity and related shareholder matters

Market Information

Our common stock is currently quoted on the OTC market “Pink Sheets” under the symbol SVMB. There has been no bid price or as price in the market established for the shares.

As mentioned in Item 1.01, an additional 1,000,000,000 restricted common shares were issued to the shareholders of Intellegence upon reverse acquisition activity. All additional issued common shares of SVMB is restricted from disposal for the lesser of 2 years from issuance, or one-year from the date of filing hereof. No options or warrants to purchase, or securities convertible into, common equity of the registrant. None of above mentioned additional issuance of restricted common share are issued to qualified institutional buyer as defined under § 230.144A

Transfer Online, Inc. is the transfer and registrar agent for SVMB.

Holders

As of December 31, 2022, we had approximately 25 shareholders of our common shares, including the shares held in street name by brokerage firm. The holders of common share are entitle to one vote for each share held for record on all matters submitted to a vote of shareholders. Holders of the common share have no pre-emptive rights and no right to convert their common share into any other securities. There are no redemption or sinking fund provisions applicable to the common share.

Dividends

We have not issued any dividends, and have no plans of paying cash dividends in the future.

Securities authorized for issuance under equity compensation plan

As of January 5, 2023, the Company has no securities authorized either previously approved or disapproved for issuance under equity compensation plan.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Recent Sales of Unregistered Securities

On December 15, 2022, the Company entered into the Share Exchange Agreement with Intellegence, Chen Xinxin, the officer and director, and the Shareholders, which closed on January 5, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Immediately after completion of such share exchange, the Company will had a total of 1,061,900,000 issued and outstanding shares, with authorized share capital for common share of 10,000,000,000.

Description of securities

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We have authorized 10,000,000,000 shares of common stock with par value $0.001 per share. As at January 5, 2020, the Company has issued and outstanding 1,061,900,000 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On December 15, 2022, the Company entered into the Share Exchange Agreement with Intellegence, Xinxin, the officer and director, and the Shareholders, which closed on January 5, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

As a result of the Share Exchange Agreement, the Shareholders became 94.17% holders of the voting rights of the Company, and a change of control occurred.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers.

On January 5, 2023, Chen Xinxin resigned as sole officer and director of the Company. Also on January 5, 2023, Zhang Guowei was appointed as sole officer and a director of the Company and Hongwei Li, Xiujuan Chen and Chuchu Zhang were appointed as directors of the Company.

Zhang Guowei, age 36, Chief Executive Officer, Chief Financial Officer, and Director, has been an officer at Hangzhou Zhuyi Technology Co. since May 2017. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019. Zhang Guowei attended Zhejiang Open University

In 2017, Mr Zhang founded Hangzhou Zhuyi Technology Co. He invested to develop smart parking APP - Any-e Park and organized numerous parking lots based on the need of the APP’s scenarios together with shareholders and partners. In order to meet the requirements of parking lots, he developed an intelligent management system, an unattended system, and a charging system for parking lots. Since Any e-Park needs more information and data of urban public parking lots, he also led the development of the urban smart parking cloud platform to meet the data needs of city managers for urban public parking lots. In the process of upgrading the intelligent parking lots and expanding the operation business, a series of intelligent parking software and hardware products have been developed successively, and various profit models have been formulated for the development of the company. Later, Zhang founded Jingbo Ecological Technology Co.

Hongwei Li, age 35, Director, has been the supply chain manager of Zhejiang Renlv World Technology Development Co. since 2017 and is familiar with the supply chain process and e-commerce procurement. He has the strong capabilities of supply chain management, team management, and business development.

Xiujuan Chen, age 48, Director, has been the Operating President of Hangzhou Jizhong Ecological Technology Co., Ltd. since 2018.

Chuchu Zhang, age 25, Director, graduated from the University of Sheffield with a master’s degree in management. After graduation, she started served as the general manager of Zhonggu Zongguan Business Development (Hangzhou) Co., Ltd. in September 2020. She is responsible for project planning, on-site coordination, and tracking of delivery issues.

Item 5.06 Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Share Exchange, we have ceased to be a shell company. The information contained in this Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The audited financial statements of Intellegence from inception through September 30, 2022 are appended to this report beginning on page 48. The audited financial statements of Intellegence as of September 30, 2022 were audited by Pan-China Singapore PAC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Zhengjiang Jingbo Ecological Technology Co.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of “Zhengjiang Jingbo Ecological Technology Co. together with its subsidiaries (“the Company”) as of May 31, 2022 and 2021, and the related consolidated statements of Income (loss) and comprehensive Income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred losses from operations, had accumulated deficits and had net cash used in operating activities that raise substantial doubt about its ability to continue as a going concern. The Company is dependent on continuing finance from related party. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 10 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Pan-China Singapore PAC (6255)

We have served as the Company’s auditor since 2022.

Singapore

January 9, 2023

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Balance Sheets

As of the years ended May 31, 2022 and 2021

	May 31, 2022 (Audited)	May 31, 2021 (Audited)
	$	$
Assets
Current assets
Cash and cash equivalents	106,542	131,408
Restricted cash	2,245	3,680
Accounts receivable	355,598	136,454
Inventories	78,995	60,825
Prepaid expenses and other current assets	6,353,787	3,446,245
Total current assets	6,897,167	3,778,612

Non-current assets
Plant and equipment, net	6,956,399	7,045,863
Intangible assets, net	13,282	36,987
Right-of-use assets	946,296	1,505,969
Other non-current assets	3,552,736	4,309,719
Total non-current assets	11,468,713	12,898,538

Total Assets	18,365,880	16,677,150

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Short-term loan	-	188,465
Accounts payables	565,067	451,757
Advances from customers	20,400	20,553
Other current payables	1,627,732	9,325,362
Taxes payable	19,427	13,084
Amounts due to related parties	394,077	457,664
Operating lease liabilities, current	637,110	282,296
Total current liabilities	3,263,813	10,739,181

Non-current liabilities
Long-term loan	33,211,152	24,482,174
Operating lease liabilities	300,438	807,073
Total non-current liabilities	33,511,590	25,289,247

Total Liabilities	36,775,403	36,028,428

Stockholders’ (Deficit) Equity
Contributed capital (Common stock, RMB 1.00 par value, 60,000,000 authorized, 60,000,000 issued and paid as of May 31, 2022 and 15,606,635 issued and paid as of May 31, 2021	9,263,602	2,409,659
Accumulated deficit	(26,059,162)	(19,510,493)
Accumulated other comprehensive income	(987,312)	(1,878,363)
Non-controlling interest	(626,651)	(372,081)
Total (Deficit) Equity	(18,409,523)	(19,351,278)

Total Liabilities and (Deficit) Equity	18,365,880	16,677,150

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Operations and Comprehensive Loss

for the years ended May 31, 2022 and 2021

	2022 (Audited)	2021 (Audited)
	$	$

Net revenues	3,563,527	3,399,872
Cost of revenues	(4,571,107)	(3,712,543)
Gross loss	(1,007,580)	(312,671)

Operating expenses:
Tax and surcharges	(11,623)	(7,119)
Selling and marketing expenses	(864,011)	(470,389)
General and administrative expenses	(3,458,630)	(3,353,396)
Research and development expenses	(723,668)	(613,837)
Impairment losses	(802,773)	(1,167,577)
Total operating expenses	(5,860,705)	(5,612,318)

Operating income/(loss)	(6,868,285)	(5,924,989)

Other income (expenses):
Interest income	2,641	606
Other income/(expense)	49,986	30,770
Total other income and (expenses)	52,627	31,376

Loss before taxes from operations	(6,815,658)	(5,893,613)

Provision for income taxes	-	-

Net loss	(6,815,658)	(5,893,613)

Other comprehensive income:
Foreign currency translation income/(loss)	903,470	(1,883,763)
Total comprehensive income/(loss)	(5,912,188)	(7,777,376)

Net loss attributable to :
Owners of the Company	(6,548,669)	(5,837,839)
Non-controlling interest	(266,989)	(55,774)
	(6,815,658)	(5,893,613)
Total comprehensive loss attributable to :
Owners of the Company	(5,657,618)	(7,672,830)
Non-controlling interest	(254,570)	(104,546)

Loss per common share: Basic and diluted	(0.15)	(2.39)

Weighted Average Number of Common Share Outstanding: Basic and Diluted	38,538,152	3,209,905

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the years ended May 31, 2022 and 2021

	Common stock	Accumulated deficit	Foreign currency translation reserve	Non- controlling interest	Total
	$	$	$	$	$

Balance, June 1, 2020	1,444,657	(13,672,654)	(43,372)	(267,535)	(12,538,904)
Net loss	-	(5,837,839)	-	(55,774)	(5,893,613)
Capital contribution	965,002	-	-	-	965,002
Other comprehensive income/(loss)	-	-	(1,834,991)	(48,772)	(1,883,763)
Balance, May 31, 2021(Audited)	2,409,659	(19,510,493)	(1,878,363)	(372,081)	(19,351,278)

Balance, June 1, 2021	2,409,659	(19,510,493)	(1,878,363)	(372,081)	(19,351,278)
Net loss	-	(6,548,669)	-	(266,989)	(6,815,658)
Capital contribution	6,853,943	-	-	-	6,853,943
Other comprehensive income/(loss)	-	-	891,051	12,419	903,470
Balance, May 31, 2022 (Audited)	9,263,602	(26,059,162)	(987,312)	(626,651)	(18,409,523)

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Cash Flows

For the years ended May 31, 2022 and 2021

	2022 (Audited)	2021 (Audited)
	$	$

Loss from operations before taxation	(6,815,658)	(5,893,613)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,492,926	861,900
Depreciation of right-of-use assets	688,470	606,309
Changes in operating assets and liabilities
Accounts receivable	(233,293)	(45,637)
Inventories	(21,616)	(48,152)
Prepaid expenses and other current assets	(5,237,944)	5,316,038
Other non-current assets	480,485	(21,740)
accounts payable and other current liabilities	(7,400,499)	(3,973,468)
Net cash used in operating activities	(17,047,129)	(3,198,363)

Cash flows from investing activities
Loan receivable	2,067,575	-
Prepaid for right-of-use assets	(285,067)	(1,045,340)
Proceeds from sale of property and equipment	938,482	2,914,639
Purchase of property and equipment	(2,554,572)	(8,778,449)
Purchase of intangible assets	-	(37,919)
Purchase of other non-current assets	-	(57,554)
Proceed from sale of intangible assets	21,192	8,390
Net cash used in investing activities	187,610	(6,996,233)

Cash flows from financing activities
Amount due to related party	(44,867)	262,334
Proceeds of short-term borrowings	-	179,778
Repayments of short-term borrowings	(186,596)	(14,487,438)
Proceeds from long-term loan	10,166,910	23,353,700
Proceeds from paid in capital	6,903,027	839,958
Net cash used in financing activities	16,838,474	10,148,332

Effect of exchange rate changes on cash and cash equivalents	(5,256)	17,548

Net decrease of cash and cash equivalents	(26,301)	(28,716)

Cash and cash equivalents–beginning of year	135,088	163,804

Cash and cash equivalents–end of year	108,787	135,088

Supplementary cash flow information:
Interest received	2,641	606

1.	Organization and Principal Activities

Zhejiang Jingbo Ecological Technology Co. is a PRC company which was formed on December 18, 2019 and is engaged in the business of smart parking application software and platform operations business. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019.

Hangzhou Zhuyi Technology Co. (“Hangzhou Zhuyi”) was incorporated under the laws of the PRC on November 13, 2017 with a capital of RMB 60,000,000. The majority shareholder at the time of establishment was Guowei Zhang. On April 1, 2020, Zhejiang Jingpo Ecological Technology became the sole shareholder of Hangzhou Zhuyi. Hangzhou Zhuyi is specialized in smart parking projects, smart parking mobile applications and cloud platform construction innovation.

Zhejiang Linglingyi Network Technology Co. (“Linglingyi”) was incorporated on November 17, 2018. Its sole director is Guowei Zhang. Hangzhou Zhuyi acquired 100% of Linglingyion April 29. 2022. Its main businesses are smart parking projects and smart parking mobile applications.

Liangshan Tongfu Technology Co. (“Liangshan”) was incorporated on November 13, 2018. On September 29, 2022, Hangzhou Zhuyi entered in a share agreement with Hangzhou Kaai Technology Co. to purchase 26% of Lingshan’s shares. As a result, Hangzhou Zhuyi holds 67% of Liangshan. Liangshan is into smart parking projects and smart parking mobile applications businesses.

Zhuyi Technology (Anping) Co. (“Anping”) was incorporated on May 12, 2022, which is 90% owned by Hangzhou Zhuyi and it mainly focuses on smart parking projects and smart parking mobile applications.

Haikou Zhuyi Technology Co. (“Haikou”) was incorporated on May 9, 2022 which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Yibin Huibo Technology Co. (“Yibin”) was incorporated on July 4, 2019, which is 80% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Xide Zhuyi Technology Co. (“Xide”) was incorporated on October 14, 2021, which is 67% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Hubei Tongpo Parking Management Co. (“Tongpo”) was incorporated on November 4, 2020, which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Zhuyi Technology (Taining) Co. (“Taining”) was incorporated on May 18, 2021, which is 72% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $6,815,658 during the year ended May 31, 2022. As of May 31, 2022, the Company had total deficit of $18,409,523.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through long-term loans. Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America. The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Business Combination and Non-controlling Interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805 — “Business Combinations”. The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of comprehensive loss.

In a business combination achieved in stages, the Company re-measures the previously held equity interest in the acquiree immediately before obtaining control at its acquisition date fair value and the re-measurement gain or loss, if any, is recognized in the consolidated statements of comprehensive loss.

For the Company’s majority-owned subsidiaries, non-controlling interests are recognized to reflect the portion of their equity which is not attributable, directly or indirectly, to the Company.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An expected credit loss is made when collection of the full amount is no longer probable. Bad debts are written off against expected credit loss allowances.

Inventories

Inventories solely consist of consumable parts for sales are stated at the lower of cost or market value. Consumable parts for sales costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Plant and Equipment

An item of plant and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of plant and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of plant and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0%. The estimated useful lives of the plant and equipment are as follows:

Furniture, fixtures and office equipment	3-5 years

Building	20 years

Vehicles	4-5 years

Project facilities	2-5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of plant and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the years ended May 31, 2022 and 2021.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Leases

Leases are classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease if any of the following conditions exists: a) ownership is transferred to the lessee by the end of the lease term, b) there is a bargain purchase option, c) the lease term is at least 75% of the asset’s estimated remaining economic life, or d) the present value of the minimum lease payments at the beginning of the lease term is 90% or more of the fair value of the leased asset to the lessor at the inception date.

All other leases are accounted for as operating leases wherein rental payments are expensed on a straight-line basis over the periods of their respective leases. Operating leases (with an initial term of more than 12 months) are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities (current), and operating lease liabilities (non-current) in the balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company utilizes a market-based approach to estimate the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company reviews its lease for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of lease; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of lease in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the lease to the estimated discounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected discounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets

Value added tax (“VAT”)

The Company is subject to value-added tax (“VAT”) for providing services and sales of products. Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Loss.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	05/31/2022	05/31/2021
Year end RMB: US$ exchange rate	6.6624	6.3672
Annual average RMB: US$ exchange rate	6.4310	6.6749

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Income recognition

Recognition of Revenue

Revenue is reported net of business taxes and VAT. The Company’s main income is from parking fee.

Revenue is recognized when services are rendered. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the services in the contract;

(ii) determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all service revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Other Income and other expenses

Other income and other expenses are recognized on an accrual basis in accordance with the substance of the relevant agreements.

Advertising

All advertising costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company accounts for uncertain tax positions by reporting a liability for uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The adoption does not have a significant impact on the Company’s financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

In November 2016, the FASB issued guidance, which addresses the presentation of restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In October 2016, the FASB issued guidance, which amends the existing accounting for Intra-Entity Transfers of Assets Other Than Inventory. The guidance requires an entity to recognize the income tax consequences of intra-entity transfers, other than inventory, when the transfer occurs. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash receipts and cash payments on the statement of cash flows. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The updated guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Company is currently evaluating the timing and the impact of this guidance on the financial statements.

3.	Trade Receivables

The Company does not provide any credit terms to its customers for smart parking. Cash will be collected by the exit of parking lots. The Company provides one to three months credits term for customers purchasing parking equipment.

4.	Prepaid Expenses and Other Current Assets

	May 31, 2022 (Audited)	May 31, 2021 (Audited)
Prepayment (a)	2,898,868	2,318,771
Deposit	653,538	672,001
Loan receivable (b)	2,067,575	-
Advances to employees	421,501	17,353
Other	212,062	317,550
VAT	100,243	120,570
	6,353,787	3,446,245

(a) Prepayment mainly included a rental agreement of parking lot with a third party. The contract became effective on January 1, 2021 and will end on December 31, 2030. The Company has paid full rent as of May 31, 2022.

(b) Loan receivables are loans borrow to third parties. All loans are interest free and will be repaid on demand.

5.	Property and Equipment

	As of
	May 31, 2022 (Audited)	May 31, 2021 (Audited)
	$	$
Cost
Furniture, fixtures and office equipment	1,039,335	1,065,789
Building (a)	4,502,229	4,555,380
Vehicles	98,523	89,323
Car park facilities	3,310,905	2,287,149
Construction in progress	363,367	116,279
	9,314,359	8,113,920

Less: accumulated depreciation	(2,357,960)	(1,068,057)
Property and equipment, net	6,956,399	7,045,863

(a) Address of the building is Building B8, China Zhigu Fuchun, Yinhu Village, Shoujiang town, Fuyang District, China

6.	Intangible Assets

	May 31, 2022 (Audited)	May 31, 2021 (Audited)
	$	$
Purchased software	16,100	40,196
	16,100	40,196

Less: accumulated amortization	(2,818)	(3,209)
Intangible assets, net	13,282	36,987

7.	Right-of-use Assets

$
Cost
At May 31, 2021 (Audited)	2,141,575
Additions during the year	171,610
Write-off during the year	-
Effects of currency translation	(94,890)
At May 31, 2022 (Audited)	2,218,295

Accumulated depreciation
At May 31,2021 (Audited)	635,606
Depreciation during the year	664,555
Write-off during the year	-
Effects of currency translation	(28,162)
At May 31, 2022 (Audited)	1,271,999

Net book value
At May 31, 2021 (Audited)	1,505,969
At May 31, 2022 (Audited)	946,296

Right of use assets consisted of 16 contracts renting offices, warehouses and parking lots. Contracted terms ranged between two and eight years with the earliest start date being January 8, 2019.

8.	Other non-current assets

Other non-current assets mainly consisted of a rental agreement of parking lot with a third party. The contract became effective on January 1, 2021 and will end on December 31, 2030. The Company has paid full rent as of May 31, 2022.

9.	Other payables and Accruals

	May 31, 2022	May 31, 2021
	$	$
Accrued payroll and welfare payables	283,082	290,794
Deposit	9,891	35,777
Loans payable	507,388	5,757,271
Advanced to employees	75,048	865,329
Other (a)	752,323	2,376,191
	1,627,732	9,325,362

(a) Other mainly included collection of parking fees on behalf of a third party.

10.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At May 31, 2022 and May 31, 2021, the Company owed funds to the following related parties:

	May 31, 2022	May 31.2021	Relationship

Guowei Zhang	394,077	457,664	President of the Company
Beijing Zhibo Innovation Technology Co., Ltd.	33,211,152	24,482,174	An entity which Guowei Zhang is a major shareholder

Advances from Guowei Zhang were unsecured, non-interest bearing and due on demand.

Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

During the year ended May 31, 2022, the Company borrowed from related parties of $11,814,399 and made repayments to related parties of $1,373,587. During the year ended May, 31, 2021, the Company borrowed from related parties of $20,716,940 and made repayments to related parties of $81,730.

11.	Income Taxes

PRC

The Company’s subsidiaries incorporated in the PRC are subject to a profits tax rate of 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

Income tax expense (benefits)

	May 31, 2022	May 31, 2021
	(Audited)	(Audited)
	$	$
Loss before tax	(6,815,658)	(5,893,613)
Tax credit calculated at statutory tax rate	(1,703,915)	(1,473,403)
Others	1,703,915	1,473,403
	-	-

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred tax assets have not been recognised in respect of these items because it is not probable that future taxable profits will be available against which the Company can utilise the benefits.

12.	Long-term Borrowings

Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. which Guowei Zhang is a major shareholder. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

13.	Leases

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into 16 agreements for renting offices, warehouses and parking lots. As of May 31, 2022, the Company has $946,296 of right-of-use assets, $637,110 in current operating lease liabilities and $300,438 in non-current operating lease liabilities.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of May 31, 2022	As of May 31, 2021
	(Audited)	(Audited)
	$	$
Within 1 year	658,774	307,215
After 1 year but within 5 years	321,294	860,320
Total lease payments	980,068	1,167,535

Less: imputed interest	(42,520)	(78,166)
Total lease obligations	937,548	1,089,369
Less: current obligations	(637,110)	(282,296)
Long-term lease obligations	300,438	807,073

14.	Non-controlling interests (NCI)

Non-controlling interests (“NCI”) represent the portion of net assets in consolidated entities that are not owned by the Company.

The following table represent the non-controlling ownership interests and non-controlling interest balances reported in stockholder’s equity as of May 31, 2022 and 2021, respectively.

	Liangshan		Yibin		Xide		Taining		Anping		Total
	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121
NCI ownership interest	33%	33%	20%	20%	33%	33%	28%	28%	10%	10%
NCI balances	(572,223)	(368,406)	(16,157)	(3,675)	(12,186)	-	(25,911)	-	(174)	-	(626,651)	(372,081)

The summarized financial information for subsidiary that has non-controlling interest which are material to the Company is provided below. This information is based on amounts before inter-company elimination.

Summarized statement of financial position as at

	Liangshan		Yibin		Xide		Taining		Anping		Total
	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121
Non-current assets	708,532	509,154	-	-	68,075	-	230,103	-	89,143	-	1,095,853	509,154
Current assets	578,305	1,060,229	2,231	18,296	11,287	-	23,313	-	103,544	-	718,680	1,078,525
Current liabilities	(563,582)	(164,282)	(78,897)	(38,470)	(113,808)	-	(37,110)	-	(117,146)	-	(910,543)	(202,752)
Non-current liabilities	(127,000)	(122,873)	-	-	-	-	(20,787)	-	(11,022)	-	(158,809)	(122,873)
Net assets	596,255	1,282,228	(76,666)	(20,174)	(34,446)	-	195,519	-	64,519	-	745,181	1,262,054

	Liangshan		Yibin		Xide		Taining		Anping		Total
	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121	053122	053121
Net Assets	596,255	1,282,228	(76,666)	(20,174)	(34,446)	-	195,519	-	64,519	-	745,181	1,262,054
Less: Zhuyi capital and additional paid-in capital	(2,101,930)	(2,101,930)	-	-	-	-	(303,483)	-	(65,935)	-	(2,471,348)	(2,101,930)
Less: OCI	(114,166)	(148,339)	(2,060)	899	(1,240)	-	7,713	-	(162)	-	(109,915)	(147,440)
Accumulated Deficits	(1,619,841)	(968,041)	(78,726)	(19,275)	(35,686)	-	(100,251)	-	(1,578)	-	(1,836,082)	(987,316)
Accumulated Deficits attributable to NCI	(534,548)	(319,454)	(15,745)	(3,855)	(11,777)	-	(28,071)	-	(158)	-	(590,299)	(323,309)
Plus: OCI attributable to NCI	(37,675)	(48,952)	(412)	180	(409)	-	2,160	-	(16)	-	(36,352)	(48,772)
NCI balances	(572,223)	(368,406)	(16,157)	(3,675)	(12,186)	-	(25,911)	-	(174)	-	(626,651)	(372,081)

15.	Reserves

Statutory reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the year ended May 31, 2022 and 2021, the Company did not accrue any statutory reserve.

Foreign currency translation reserve

The foreign currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

16.	Quantitative and Qualitative Disclosure about Market Risks

A.	Credit risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Accounts receivable are typically unsecured and are derived from revenues earned from customers in the PRC. The credit risk with respect to account receivables is mitigated by credit control policies we carry out with respect to our customers and our ongoing monitoring process of outstanding balances.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Interest risk

The Company is subject to interest rate risk when long term loans become due and require refinancing.

17.	Subsequent Events

Intellegence Parking Group Limited (“Intellegence Parking”) was incorporated on June 29, 2022 under the laws of Cayman Islands. It is controlled by Guowei Zhang, Xiujuan Chen, Hongwei Li and Chuchu Zhang. Intellegence Parking is an investment holding company.

Intellegence Parking (Hong Kong) Limited (“Intellegence HK”) was incorporated on July 20, 2022 under the laws of Hong Kong SAR. Intelligence HK is a wholly subsidiary of Intellegence Parking since incorporation and it is an investment holding company.

Huixin Zhiying (Hangzhou) Technology Co. (“Huixin”) was incorporated on October 24, 2022 under the laws of PRC. It is a wholly owned subsidiary of Intellegence HK since incorporation and it is an investment holding company.

Pursuant to the Business Operation Agreement between Huixin and the Company, the Company obtained control over these PRC domestic companies by entering into a series of contractual arrangements with these PRC domestic companies and their respective Nominee Shareholders. These contractual agreements include power of attorney, exclusive option agreement, exclusive business cooperation agreements, equity pledge agreements, and other operating agreements. These contractual agreements can be extended at the relevant PRC subsidiaries’ options prior to the expiration date. As a result, the Company maintains the ability to control these PRC domestic companies, is entitled to substantially all of the economic benefits from these PRC domestic companies and is obligated to absorb all expected losses of these PRC domestic companies.

On December 15, 2022, Savmobi Technology, Inc. (“SVMB,”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Intellegence Parking Group Limited (“Intellegence Parking”), a Cayman Island company formed on June 29, 2022, Chen Xinxin (“Xinxin”), the officer and director, and control shareholder of Intelligence and the shareholders of Intelligence (the “Shareholders”), which closed on January 5, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Immediately after completion of such share exchange, SVMB will hold a total of 200,000,000 issued and outstanding shares of Intellegence. Zhang Guowei is the sole director of Intellegence Parking Group Limited.

Consequently, SVMB has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Intellegence is now a wholly owned subsidiary.

There are no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Balance Sheets

As of August 31, 2022 and May 31, 2022

	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
	$	$
Assets
Current assets
Cash and cash equivalents	74,039	106,542
Restricted cash	5,346	2,245
Accounts receivable	380,656	355,598
Inventories	90,208	78,995
Prepaid expenses and other current assets	5,927,750	6,353,787
Total current assets	6,477,999	6,897,167

Non-current assets
Plant and equipment, net	7,081,660	6,956,399
Intangible assets, net	12,450	13,282
Right-of-use assets	743,313	946,296
Other non-current assets	3,287,667	3,552,736
Total non-current assets	11,125,090	11,468,713

Total Assets	17,603,089	18,365,880

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payables	848,991	565,067
Advances from customers	20,902	20,400
Other current payables	1,510,726	1,627,732
Taxes payable	1,602	19,427
Amounts due to related parties	417,961	394,077
Operating lease liabilities, current	608,052	637,110
Total current liabilities	3,408,234	3,263,813

Non-current liabilities
Long-term loan	33,908,463	33,211,152
Operating lease liabilities	275,538	300,438
Total non-current liabilities	34,184,001	33,511,590

Total Liabilities	37,592,235	36,775,403

Stockholders’ (Deficit) Equity
Contributed capital (Common stock, RMB 1.00 par value, 60,000,000 authorized, 60,000,000 issued and paid as of August 31, 2022 and May 31, 2022	9,263,602	9,263,602
Accumulated deficit	(28,285,297)	(26,059,162)
Accumulated other comprehensive income	(331,845)	(987,312)
Non-controlling interest	(635,606)	(626,651)
Total (Deficit) Equity	(19,989,146)	(18,409,523)

Total Liabilities and (Deficit) Equity	17,603,089	18,365,880

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Operations and Comprehensive Loss

For the three months ended August 31, 2022 and 2021

	2022 (Unaudited)	2021 (Unaudited)
	$	$

Net revenues	796,377	845,261
Cost of revenues	(1,196,709)	(816,170)
Gross profits/(loss)	(400,332)	29,091

Operating expenses:
Tax and surcharges	(162)	(3,757)
Selling and marketing expenses	(183,449)	(172,003)
General and administrative expenses	(1,589,210)	(1,023,338)
Research and development expenses	(6,521)	(148,141)
Impairment losses	-	(605,479)
Total operating expenses	(1,779,342)	(1,952,718)

Operating income/(loss)	(2,179,674)	(1,923,627)

Other income (expenses):
Interest income	104	113
Other income/(expense)	(63,645)	(11,010)
Total other income and (expenses)	(63,541)	(10,897)

Loss before taxes from operations	(2,243,215)	(1,934,524)

Provision for income taxes	-	-

Net loss	(2,243,215)	(1,934,524)

Other comprehensive income:
Foreign currency translation income	923,495	289,960
Total comprehensive loss	(1,319,720)	(1,635,564)

Net loss attributable to :
Owners of the Company	(2,226,135)	(1,943,687)
Non-controlling interest	(17,080)	9,163
	(2,243,215)	(1,934,524)
Total comprehensive loss attributable to :
Owners of the Company	(1,570,668)	(1,657,146)
Non-controlling interest	250,948	21,582

Loss per common share: Basic and diluted	(0.03)	(0.04)

Weighted Average Number of Common Share Outstanding: Basic and Diluted	60,000,000	36,952,359

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Stockholders’ Equity (Deficit)

For the three months ended August 31, 2022 and 2021

	Common stock	Accumulated deficit	Foreign currency translation reserve	Non- controlling interest	Total
	$	$	$	$	$

Balance, June 1, 2021	2,409,659	(19,510,493)	(1,878,363)	(372,081)	(19,351,278)
Net loss	-	(1,943,687)	-	9,163	(1,934,524)
Capital contribution	6,521,666	-	-	-	6,521,666
Other comprehensive income/(loss)	-	-	286,541	12,419	298,960
Balance, August 31, 2021(Unaudited)	8,931,325	(21,454,180)	(1,591,822)	(350,499)	(14,465,176)

Balance, June 1, 2022	9,263,602	(26,059,162)	(987,312)	(626,651)	(18,409,523)
Net loss	-	(2,226,135)	-	(17,080)	(2,243,215)
Capital contribution	-	-	-	-	-
Other comprehensive income/(loss)	-	-	655,467	8,125	663,592
Balance, August 31, 2022 (Unaudited)	9,263,602	(28,285,297)	(331,845)	(635,606)	(19,989,146)

Zhengjiang Jingbo Ecological Technology Co.

Consolidated Statements of Cash Flows

For the three months ended August 31, 2022 and 2021

	2022 (Unaudited)	2021 (Unaudited)
	$	$

Loss from operations before taxation	(2,243,215)	(1,934,524)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	327,944	284,432
Depreciation of right-of-use assets	175,257	166,787
Changes in operating assets and liabilities
Accounts receivable	(37,753)	(15,937)
Inventories	(14,160)	(36,208)
Prepaid expenses and other current assets	218,824	(1,802,959)
Other non-current assets	114,597	119,625
accounts payable and other current liabilities	229,130	(3,784,743)
Net cash used in operating activities	(1,229,376)	(7,003,527)

Cash flows from investing activities
Loan receivable
Repayment for right-of-use assets	(23,181)	(65,679)
Proceeds from sale of property and equipment	56,416	8,701
Purchase of property and equipment	(714,169)	-
Net cash used in investing activities	(680,934)	(56,978)

Cash flows from financing activities
Amount due to related party	37,865	1,000,696
Repayments of short-term borrowings	-	(185,825)
Proceeds from long-term loan	1,846,095	3,244,623
Proceeds from paid in capital	-	6,542,516
Net cash provided by financing activities	1,883,960	10,602,010

Effect of exchange rate changes on cash and cash equivalents	(3,052)	(3,673)

Net (decrease)/increase of cash and cash equivalents	(29,402)	3,537,832

Cash and cash equivalents–beginning of year	108,787	135,088

Cash and cash equivalents–end of year	79,385	3,672,920

Supplementary cash flow information:
Interest received	104	113

1.	Organization and Principal Activities

Zhejiang Jingbo Ecological Technology Co. is a PRC company which was formed on December 18, 2019 and is engaged in the business of smart parking application software and platform operations business. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019.

Hangzhou Zhuyi Technology Co. (“Hangzhou Zhuyi”) was incorporated under the laws of the PRC on November 13, 2017 with a capital of RMB 60,000,000. The majority shareholder at the time of establishment was Guowei Zhang. On April 1, 2020, Zhejiang Jingpo Ecological Technology became the sole shareholder of Hangzhou Zhuyi. Hangzhou Zhuyi is specialized in smart parking projects, smart parking mobile applications and cloud platform construction innovation.

Zhejiang Linglingyi Network Technology Co. (“Linglingyi”) was incorporated on November 17, 2018. Its sole director is Guowei Zhang. Hangzhou Zhuyi acquired 100% of Linglingyion April 29. 2022. Its main businesses are smart parking projects and smart parking mobile applications.

Liangshan Tongfu Technology Co. (“Liangshan”) was incorporated on November 13, 2018. On September 29, 2022, Hangzhou Zhuyi entered in a share agreement with Hangzhou Kaai Technology Co. to purchase 26% of Lingshan’s shares. As a result, Hangzhou Zhuyi holds 67% of Liangshan. Liangshan is into smart parking projects and smart parking mobile applications businesses.

Zhuyi Technology (Anping) Co. (“Anping”) was incorporated on May 12, 2022, which is 90% owned by Hangzhou Zhuyi and it mainly focuses on smart parking projects and smart parking mobile applications.

Haikou Zhuyi Technology Co. (“Haikou”) was incorporated on May 9, 2022 which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Yibin Huibo Technology Co. (“Yibin”) was incorporated on July 4, 2019, which is 80% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Xide Zhuyi Technology Co. (“Xide”) was incorporated on October 14, 2021, which is 67% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Hubei Tongpo Parking Management Co. (“Tongpo”) was incorporated on November 4, 2020, which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Zhuyi Technology (Taining) Co. (“Taining”) was incorporated on May 18, 2021, which is 72% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

2.	Going Concern Consideration

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through long-term loans. Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Trade Receivables

The Company does not provide any credit terms to its customers for smart parking. Cash will be collected by the exit of parking lots. The Company provides one to three months credits term for customers purchasing parking equipment.

4.	Prepaid Expenses and Other Current Assets

	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
Prepayment (a)	1,934,812	2,898,868
Deposit	696,236	653,538
Loan receivable (b)	2,024,478	2,067,575
Advances to employees	433,017	421,501
Other	809,269	212,062
VAT	29,938	100,243
	5,927,750	6,353,787

(a) Prepayment mainly included a rental agreement of parking lot with a third party. The contract became effective on January 1, 2021 and will end on December 31, 2030. The Company has paid full rent as of May 31, 2022.

(b) Loan receivables are loans borrow to third parties. All loans are interest free and will be repaid on demand.

5.	Property and Equipment

	As of
	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
	$	$
Cost
Furniture, fixtures and office equipment	1,000,254	1,039,335
Building (a)	4,351,993	4,502,229
Vehicles	126,226	98,523
Car park facilities	3,215,474	3,310,905
Construction in progress	938,465	363,367
	9,632,412	9,314,359

Less: accumulated depreciation	(2,550,752)	(2,357,960)
Property and equipment, net	7,081,660	6,956,399

(a) Address of the building is Building B8, China Zhigu Fuchun, Yinhu Village, Shoujiang town, Fuyang District, China which was acquired on March 12, 2019.

6.	Intangible Assets

	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
	$	$
Purchased software	15,563	16,100
	15,563	16,100

Less: accumulated amortization	(3,113)	(2,818)
Intangible assets, net	12,450	13,282

7.	Right-of-use Assets

$
Cost
At May 31, 2022 (Audited)	2,218,295
Additions during the period	-
Write-off during the period	-
Effects of currency translation	(74,022)
At August 31, 2022 (Unaudited)	2,144,273

Accumulated depreciation
At May 31,2022 (Audited)	1,271,999
Depreciation during the period	171,406
Write-off during the period	-
Effects of currency translation	(42,445)
At August 31, 2022 (Unaudited)	1,400,960

Net book value
At May 31, 2022 (Audited)	946,296
At August 31, 2022 (Unaudited)	743,313

Right of use assets consisted of 16 contracts renting offices, warehouses and parking lots. Contracted terms ranged between two and eight years with the earliest start date being January 8, 2019.

8.	Other non-current assets

Other non-current assets mainly consisted of a rental agreement of parking lot with a third party. The contract became effective on January 1, 2021 and will end on December 31, 2030. The Company has paid full rent as of May 31, 2022.

9.	Other payables and Accruals

	August 31, 2022 (Unaudited)	May 31, 2022 (Audited)
	$	$
Accrued payroll and welfare payables	236,330	283,082
Deposit	9,271	9,891
Loans payable	388,832	507,388
Advanced to employees	72,543	75,048
Other (a)	803,750	752,323
	1,510,726	1,627,732

(a) Other mainly included collection of parking fees on behalf of a third party.

10.	Related Party Transactions

(a) The Company had the following balances due to and due from related parties:

At August 31, 2022 and May 31, 2022, the Company owed funds to the following related parties:

	August 31, 2022	May 31.2022	Relationship

Guowei Zhang	417,961	394,077	President of the Company
Beijing Zhibo Innovation Technology Co., Ltd.	33,908,463	33,211,152	An entity in which Guowei Zhang is a major shareholder

Advances from Guowei Zhang were unsecured, non-interest bearing and due on demand.

Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of May 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

During the three months ended August, 31, 2022, the Company borrowed from related parties of $2,340,717 and made repayments to related parties of $593. During the year ended May 31, 2022, the Company borrowed from related parties of $11,814,399 and made repayments to related parties of $1,373,587.

11.	Income Taxes

PRC

The Company’s subsidiaries incorporated in the PRC are subject to a profits tax rate of 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward losses depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

Income tax expense (benefits)

	August 31, 2022	May 31, 2022
	(Unaudited)	(Audited)
	$	$
Loss before tax	(2,243,215)	(6,815,658)
Tax credit calculated at statutory tax rate	(560,804)	(1,703,915)
Others	560,804	1,703,915
	-	-

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. Deferred tax assets have not been recognised in respect of these items because it is not probable that future taxable profits will be available against which the Company can utilise the benefits.

12.	Long-term Borrowings

Hangzhou Zhuyi Technology Co. entered into loan agreements with Beijing Zhibo Innovation Technology Co., Ltd. which Guowei Zhang is a major shareholder. A three-year agreement was signed on September 20, 2019. The agreement started on October 1, 2019. The maximum borrowing is RMB 300,000,000 (USD $45,028,818) with an interest rate of 3.6%. 25% of the outstanding balance should be repaid each quarter. As of Aug 31, 2022, outstanding balance was $30,305,714. Supplementary contracted were signed between the two parties agreeing there would be no repayment of principle for the next 12 months and interest expense was waived. The other contract was a two-year interest-free agreement signed on September 1st, 2020 at which date the contracted started. Principle was RMB 22,000,000 (USD$3,302,098).

13.	Leases

Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The Company entered into 16 agreements for renting offices, warehouses and parking lots. As of August 31, 2022, the Company has $743,313 of right-of-use assets, $608,052 in current operating lease liabilities and $275,538 in non-current operating lease liabilities.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

	As of August 31, 2022	As of May 31, 2022
	(Unaudited)	(Audited)
	$	$
Within 1 year	625,227	658,774
After 1 year but within 5 years	292,286	321,294
Total lease payments	917,513	980,068

Less: imputed interest	(33,923)	(42,520)
Total lease obligations	883,590	937,548
Less: current obligations	(608,052)	(637,110)
Long-term lease obligations	275,538	300,438

14.	Non-controlling interests (NCI)

Non-controlling interests (“NCI”) represent the portion of net assets in consolidated entities that are not owned by the Company.

The following table represent the non-controlling ownership interests and non-controlling interest balances reported in stockholder’s equity as of August 31, 2022 and May 31, 2022, respectively.

	Liangshan		Yibin		Xide		Taining		Anping		Total
	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122
NCI ownership interest	33%	33%	20%	20%	33%	33%	28%	28%	10%	10%
NCI balances	(575,478)	(572,223)	(19,576)	(16,157)	(13,073)	(12,186)	(27,617)	(25,911)	138	(174)	(635,606)	(626,651)

The summarized financial information for subsidiary that has non-controlling interest which are material to the Company is provided below. This information is based on amounts before inter-company elimination.

Summarized statement of financial position as at

	Liangshan		Yibin		Xide		Taining		Anping		Total
	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122
Non-current assets	602,765	708,532	-	-	62,060	68,075	209,043	230,103	636,413	89,143	1,510,281	1,095,853
Current assets	683,337	578,305	2,242	2,231	11,195	11,287	60,012	23,313	8,468	103,544	765,254	718,680
Current liabilities	(613,966)	(563,582)	(90,261)	(78,897)	(108,026)	(113,808)	(69,178)	(37,110)	(308,595)	(117,146)	(1,190,026)	(910,543)
Non-current liabilities	(124,259)	(127,000)	-	-	-	-	(15,856)	(20,787)	(10,781)	(11,022)	(150,896)	(158,809)

	Liangshan		Yibin		Xide		Taining		Anping		Total
	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122	083122	053122
Net Assets	547,877	596,255	(88,019)	(76,666)	(34,771)	(34,446)	184,021	195,519	325,505	64,519	934,613	745,181
Less: Zhuyi capital and additional paid-in capital	(2,101,930)	(2,101,930)	-	-	-	-	(310,895)	(303,483)	(342,597)	(65,935)	(2,755,422)	(2,471,348)
Less: OCI	(94,910)	(114,166)	(4,929)	(2,060)	(2,421)	(1,240)	14,121	7,713	9,234	(162)	(78,905)	(109,915)
Accumulated Deficits	(1,648,963)	(1,619,841)	(92,948)	(78,726)	(37,192)	(35,686)	(112,753)	(100,251)	(7,858)	(1,578)	(1,899,714)	(1,836,082)
Accumulated Deficits attributable to NCI	(544,158)	(534,548)	(18,590)	(15,745)	(12,273)	(11,777)	(31,571)	(28,071)	(785)	(158)	(607,377)	(590,299)
Plus: OCI attributable to NCI	(31,320)	(37,675)	(986)	(412)	(800)	(409)	3,954	2,160	923	(16)	(28,229)	(36,352)
NCI balances	(575,478)	(572,223)	(19,576)	(16,157)	(13,073)	(12,186)	(27,617)	(25,911)	138	(174)	(635,606)	(626,651)
Net assets	547,877	596,255	(88,019)	(76,666)	(34,771)	(34,446)	184,021	195,519	325,505	64,519	934,613	745,181

15.	Reserves

Statutory reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the three months ended August 31, 2022 and the year ended May 31, 2022, the Company did not accrue any statutory reserve.

Foreign currency translation reserve

The foreign currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

16.	Quantitative and Qualitative Disclosure about Market Risks

A.	Credit risk

The Company’s deposits are with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss if the banks become insolvent.

Accounts receivable are typically unsecured and are derived from revenues earned from customers in the PRC. The credit risk with respect to account receivables is mitigated by credit control policies we carry out with respect to our customers and our ongoing monitoring process of outstanding balances.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Interest risk

The Company is subject to interest rate risk when long term loans become due and require refinancing.

17.	Subsequent Events

Huixin Zhiying (Hangzhou) Technology Co. (“Huixin”) was incorporated on October 24, 2022 under the laws of PRC. It is a wholly owned subsidiary of Intelligence HK and it is a holding company.

Pursuant to the Business Operation Agreement entered into among Huixin and the Company, the Company obtained control over these PRC domestic companies by entering into a series of contractual arrangements with these PRC domestic companies and their respective Nominee Shareholders. These contractual agreements include power of attorney, exclusive option agreement, exclusive business cooperation agreements, equity pledge agreements, and other operating agreements. These contractual agreements can be extended at the relevant PRC subsidiaries’ options prior to the expiration date. As a result, the Company maintains the ability to control these PRC domestic companies, is entitled to substantially all of the economic benefits from these PRC domestic companies and is obligated to absorb all expected losses of these PRC domestic companies.

On December 15, 2022, Savmobi Technology, Inc. (“SVMB,”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Intellegence Parking Group Limited (“Intellegence”), a Cayman Island company formed on June 29, 2022, Chen Xinxin (“Xinxin”), the officer and director, and control shareholder of Intelligence and the shareholders of Intelligence (the “Shareholders”), which closed on January 5, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Immediately after completion of such share exchange, SVMB will hold a total of 200,000,000 issued and outstanding shares of Intellegence. Zhang Guowei is the sole director of Intellegence Parking Group Limited.

Consequently, SVMB has ceased to fall under the definition of shell company as define in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and Intellegence is now a wholly owned subsidiary.

There are no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

Item 9.01 (b) Pro forma financial information . The pro forma financial information required by this Item 9.01(b) are appended to this report beginning on page 87. The unaudited pro forma financial information required by this Item 9.01(b) were reviewed by Pan-China Singapore PAC.

INTELLENGENCE PARKING GROUP LIMITED AND

SUBSIDIARIES UNAUDITED CONSOLIDATED COMBINED

PRO FORMA FINANCIAL INFORMATION

Introduction

The unaudited pro forma combined financial statements as of August 31, 2022 and for the year ended May 31, 2022 contained in this prospectus have been prepared based on certain pro forma adjustments to the Company’s historical financial statements set forth in the quarterly report of the Company on Form 8-K for the period ended August 31, 2022 and annual report of the Company on Form 8-K for the year ended May 31, 2022, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The historical financial statements for Zhejiang Jingbo Ecological Technology Co. were derived from unaudited quarterly financial statement for the period ended August 31, 2022 and the audited financial statements for the year ended May 31, 2022. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma combined balance sheet has been prepared as if the transaction had occurred as of August 31, 2022 and May 31, 2022 respectively. The unaudited pro forma condensed combined statements of operations have been prepared as if this transaction had occurred on May 31, 2022 and August 31, 2022 respectively. The unaudited pro forma condensed combined statements of cash flows have been prepared as if this transaction had occurred on May 31, 2022 and August 31, 2022 respectively.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the Share Exchange been completed at the dates indicated or what would be any future periods and should not be taken as representative of Company’s consolidated results of operations of financial condition following the completion of the transaction. In addition, the unaudited pro forma combined financial information is not intended to project future financial position or results of the combined company. Future results may vary significantly from the results reflected because of various factors.

Intellengence Parking Group Limited

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of the years ended August 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Assets
Current assets
Cash and cash equivalents	74,039	-	-	-	-		74,039
Restricted cash	5,346	-	-	-	-		5,346
Accounts receivable	380,656	-	-	-	-		380,656
Inventories	90,208	-	-	-	-		90,208
Amounts due from related parties	-	100,000	20,000	20,000	(124,000)	(b)	16,000
Prepaid expenses and other current assets	5,927,750	-	-	-	(24,132)	(a)	5,903,618
Total current assets	6,477,999	100,000	20,000	20,000	(148,132)		6,469,867

Non-current assets
Plant and equipment, net	7,081,660	-	-	-	-		7,081,660
Intangible assets, net	12,450	-	-	-	-		12,450
Right-of-use assets	743,313	-	-	-	-		743,313
Long -term investments	-	9,263,602	100,000	20,000	(9,383,602)	(c)	-
Other non-current assets	3,287,667	-	-	-	-		3,287,667
Total non-current assets	11,125,090	9,263,602	100,000	20,000	(9,383,602)		11,125,090
Total Assets	17,603,089	9,363,602	120,000	40,000	(9,531,734)		17,594,957

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payables	848,991	-	-	36,199	(24,132)	(a)	861,058
Advances from customers	20,902	-	-	-	-		20,902
Other current payables	1,510,726	-	-	-	-		1,510,726
Taxes payable	1,602	-	-	-	-		1,602
Amounts due to related parties	417,961	-	100,000	20,000	(124,000)	(b)	413,961
Operating lease liabilities, current	608,052	-	-	-	-		608,052
Total current liabilities	3,408,234	-	100,000	56,199	(148,132)		3,416,301

Non-current liabilities
Long-term loan	33,908,463	-	-	-	-		33,908,463
Operating lease liabilities	275,538	-	-	-	-		275,538
Total non-current liabilities	34,184,001	-	-	-	-		34,184,001

Total Liabilities	37,592,235	-	100,000	56,199	(148,132)		37,600,302

Stockholders’ (Deficit) Equity
Contributed capital	9,263,602	100,000	20,000	20,000	(9,383,602)	(c)	20,000
Additional paid-in capital	-	9,263,602	-	-	-		9,263,602
Accumulated deficit	(28,285,297)	-	-	(36,199)	-	(a)	(28,321,496)
Accumulated other comprehensive income	(331,845)	-	-	-	-		(331,845)
Non-controlling interest	(635,606)	-	-	-	-		(635,606)
Total (Deficit) Equity	(19,989,146)	9,363,602	20,000	(16,199)	(9,383,602)		(20,005,345)

Total Liabilities and (Deficit) Equity	17,603,089	9,363,602	120,000	40,000	(9,531,734)		17,594,957

Intellengence Parking Group Limited

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

for the three months ended August 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Net revenues	796,377	-	-	-	-		796,377
Cost of revenues	(1,196,709)	-	-	-	-		(1,196,709)
Gross	(400,332)	-	-	-	-		(400,332)

Operating expenses:
Tax and surcharges	(162)	-	-	-	-		(162)
Selling and marketing expenses	(183,449)	-	-	-	-		(183,449)
General and administrative expenses	(1,589,210)	-	-	-	-		(1,589,210)
Research and development expenses	(6,521)	-	-	-	-		(6,521)
Impairment losses	-	-	-	-	-		-
Total operating expenses	(1,779,342)	-	-	-	-		(1,779,342)

Operating income/(loss)	(2,179,674)	-	-	-	-		(2,179,674)

Other income (expenses):
Interest income	104	-	-	-	-		104
Other income/(expense)	(63,645)	-	-	-	-		(63,645)
Total other income and (expenses)	(63,541)	-	-	-	-		(63,541)

Loss before taxes from operations	(2,243,215)	-	-	-	-		(2,243,215)

Provision for income taxes	-	-	-	-	-		—

Net loss	(2,243,215)	-	-	-	-		(2,243,215)

Other comprehensive income:
Foreign currency translation income/(loss)	923,495	-	-	-	-		923,495
Total comprehensive income/(loss)	(1,319,720)	-	-	-	-		(1,319,720)

Net loss attributable to :
Owners of the Company	(2,226,135)	-	-	-	-		(2,226,135)
Non-controlling interest	(17,080)	-	-	-	-		(17,080)
	(2,243,215)	-	-	-	-		(2,243,215)
Total comprehensive loss attributable to :
Owners of the Company	(1,570,668)	-	-	-	-		(1,570,668)
Non-controlling interest	250,948	-	-	-	-		250,948

Intellengence Parking Group Limited

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

for the three months ended August 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Loss from operations before taxation	(2,243,215)	-	-	-	-		(2,243,215)
Adjustments to reconcile net income to net cash provided by operating activities	-	-	-	-	-		-
Depreciation and amortization	327,944	-	-	-	-		327,944
Depreciation of right-of-use assets	175,257	-	-	-	-		175,257
Changes in operating assets and liabilities	-	-	-	-	-		-
Accounts receivable	(37,753)	-	-	-	-		(37,753)
Inventories	(14,160)	-	-	-	-		(14,160)
Prepaid expenses and other current assets	218,824	-	-	-	-		218,824
Other non-current assets	114,597	-	-	-	-		114,597
accounts payable and other current liabilities	229,130	-	-	-	-		229,130
Net cash used in operating activities	(1,229,376)	-	-	-	-		(1,229,376)

Cash flows from investing activities
Loan receivable	-	-	-	-	-		-
Repaid for right-of-use assets	(23,181)	-	-	-	-		(23,181)
Proceeds from sale of property and equipment	56,416	-	-	-	-		56,416
Purchase of property and equipment	(714,169)	-	-	-	-		(714,169)
Net cash used in investing activities	(680,934)	-	-	-	-		(680,934)

Cash flows from financing activities
Amount due to related party	37,865	-	-	-	-		37,865
Repayments of long-term borrowings	1,846,095	-	-	-	-		1,846,095
Net cash provided by financing activities	1,883,960	-	-	-	-		1,883,960

Effect of exchange rate changes on cash and cash equivalents	(3,052)	-	-	-	-		(3,052)

Net decrease of cash and cash equivalents	(29,402)	-	-	-	-		(29,402)

Cash and cash equivalents–beginning of year	108,787	-	-	-	-		108,787

Cash and cash equivalents–end of year	79,385	-	-	-	-		79,385

Supplementary cash flow information:
Interest received	104						104

Intellengence Parking Group Limited

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of the year ended May 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Assets
Current assets
Cash and cash equivalents	106,542	-	-	-	-		106,542
Restricted cash	2,245	-	-	-	-		2,245
Accounts receivable	355,598	-	-	-	-		355,598
Inventories	78,995	-	-	-	-		78,995
Amounts due from related parties	-	100,000	20,000	20,000	(124,000)	(b)	16,000
Prepaid expenses and other current assets	6,353,787	-	-	-	(24,132)	(a)	6,329,655
Total current assets	6,897,167	100,000	20,000	20,000	(148,132)		6,889,035

Non-current assets
Plant and equipment, net	6,956,399	-	-	-	-		6,956,399
Intangible assets, net	13,282	-	-	-	-		13,282
Right-of-use assets	946,296	-	-	-	-		946,296
Long -term investments	-	9,263,602	100,000	20,000	(9,383,602)	(c)	-
Other non-current assets	3,552,736	-	-	-	-		3,552,736
Total non-current assets	11,468,713	9,263,602	100,000	20,000	(9,383,602)		11,468,713
Total Assets	18,365,880	9,363,602	120,000	40,000	(9,531,734)		18,357,748

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payables	565,067	-	-	-	12,067	(a)	577,134
Advances from customers	20,400	-	-	-	-		20,400
Other current payables	1,627,732	-	-	-	-		1,627,732
Taxes payable	19,427	-	-	-	-		19,427
Amounts due to related parties	394,077	-	100,000	20,000	(124,000)	(b)	390,077
Operating lease liabilities, current	637,110	-	-	-	-		637,110
Total current liabilities	3,263,813	-	100,000	20,000	(111,933)		3,271,880

Non-current liabilities
Long-term loan	33,211,152	-	-	-	-		33,211,152
Operating lease liabilities	300,438	-	-	-	-		300,438
Total non-current liabilities	33,511,590	-	-	-	-		33,511,590

Total Liabilities	36,775,403	-	100,000	20,000	(111,933)		36,783,470

Stockholders’ (Deficit) Equity
Contributed capital	9,263,602	100,000	20,000	20,000	(9,383,602)	(c)	20,000
Additional paid-in capital	-	9,263,602	-	-	-		9,263,602
Accumulated deficit	(26,059,162)	-	-	-	(36,199)	(a)	(26,095,361)
Accumulated other comprehensive income	(987,312)	-	-	-	-		(987,312)
Non-controlling interest	(626,651)	-	-	-	-		(626,651)
Total (Deficit) Equity	(18,409,523)	9,363,602	20,000	20,000	(9,419,801)		(18,425,722)

Total Liabilities and (Deficit) Equity	18,365,880	9,363,602	120,000	40,000	(9,531,734)		18,357,748

Intellengence Parking Group Limited

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

for the year ended May 31,2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Net revenues	3,563,527	-	-	-	-		3,563,527
Cost of revenues	(4,571,107)	-	-	-	-		(4,571,107)
Gross loss	(1,007,580)	-	-	-	-		(1,007,580)

Operating expenses:
Tax and surcharges	(11,623)	-	-	-	-		(11,623)
Selling and marketing expenses	(864,011)	-	-	-	-		(864,011)
General and administrative expenses	(3,458,630)	-	-	-	(36,199)	(a)	(3,494,829)
Research and development expenses	(723,668)	-	-	-	-		(723,668)
Impairment losses	(802,773)	-	-	-	-		(802,773)
Total operating expenses	(5,860,705)	-	-	-	(36,199)		(5,896,904)

Operating loss	(6,868,285)	-	-	-	(36,199)		(6,904,484)

Other income (expenses):
Interest income	2,641	-	-	-	-		2,641
Other income/(expense)	49,986	-	-	-	-		49,986
Total other income	52,627	-	-	-	-		52,627

Loss before taxes from operations	(6,815,658)	-	-	-	(36,199)		(6,851,857)

Provision for income taxes	-	-	-	-	-		-

Net loss	(6,815,658)	-	-	-	(36,199)		(6,851,857)

Other comprehensive income:
Foreign currency translation income	903,470	-	-	-	-		903,470
Total comprehensive loss	(5,912,188)	-	-	-	(36,199)		(5,948,387)

Net loss attributable to :
Owners of the Company	(6,548,669)	-	-	-	(36,199)		(6,584,868)
Non-controlling interest	(266,989)	-	-	-	-		(266,989)
	(6,815,658)	-	-	-	(36,199)		(6,851,857)
Total comprehensive loss attributable to :
Owners of the Company	(5,657,618)	-	-	-	(36,199)		(5,693,817)
Non-controlling interest	(254,570)	-	-	-	-		(254,570)

Intellengence Parking Group Limited

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

for the year ended May 31,2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	Adjustments	Notes	Combined
	$	$	$	$	$		$
Loss from operations before taxation	(6,815,658)	-	-	-	(36,199)	(a)	(6,851,857)
Adjustments to reconcile net income to net cash provided by operating activities	-	-	-	-	-		-
Depreciation and amortization	1,492,926	-	-	-	-		1,492,926
Depreciation of right-of-use assets	688,470	-	-	-	-		688,470
Changes in operating assets and liabilities	-	-	-	-	-		-
Accounts receivable	(233,293)	-	-	-	-		(233,293)
Inventories	(21,616)	-	-	-	-		(21,616)
Prepaid expenses and other current assets	(5,237,944)	-	-	-	24,132	(a)	(5,213,812)
Other non-current assets	480,485	-	-	-	-		480,485
Accounts payable and other current liabilities	(7,400,499)	-	-	-	12,067	(a)	(7,388,432)
Net cash used in operating activities	(17,047,129)	-	-	-	-		(17,047,129)

Cash flows from investing activities
Loan receivable	2,067,575	-	-	-	-		2,067,575
Prepaid for right-of-use assets	(285,067)	-	-	-	-		(285,067)
Proceeds from sale of property and equipment	938,482	-	-	-	-		938,482
Purchase of property and equipment	(2,554,572)	-	-	-	-		(2,554,572)
Proceed from sale of intangible assets	21,192	-	-	-	-		21,192
Purchase of long-term investment	-	-	(100,000)	(20,000)	120,000	(b)	-
Net cash provided by investing activities	187,610	-	(100,000)	(20,000)	120,000	(b)	187,610

Cash flows from financing activities
Amount due to related party	(44,867)	(100,000)	80,000	-	-	(b)	(64,867)
Repayments of short-term borrowings	(186,596)	-	-	-	-		(186,596)
Proceeds from long-term loan	10,166,910	-	-	-	-		10,166,910
Proceeds from additional paid in capital	6,903,027	100,000	20,000	20,000	(120,000)	(b)	6,923,027
Net cash provided by financing activities	16,838,474	-	100,000	20,000	(120,000)		16,838,474

Effect of exchange rate changes on cash and cash equivalents	(5,256)	-	-	-	-		(5,256)

Net decrease of cash and cash equivalents	(26,301)	-	-	-	-		(26,301)

Cash and cash equivalents–beginning of year	135,088	-	-	-	-		135,088

Cash and cash equivalents–end of year	108,787	-	-	-	-		108,787

Supplementary cash flow information:
Interest received	2,641						2,641

1.	Organization and Parking Activities

Intellegence Parking Group Limited (“Intellegence Parking”) was incorporated on June 29, 2022 under the laws of Cayman Islands. It is controlled by Guowei Zhang, Xiujuan Chen, Hongwei Li and Chuchu Zhang. Intellegence Parking is an investment holding company.

Intellegence Parking (Hong Kong) Limited (“Intellegence HK”) was incorporated on July 20, 2022 under the laws of Hong Kong SAR. Intelligence HK is a wholly subsidiary of Intellegence Parking since incorporation and it is an investment holding company.

Huixin Zhiying (Hangzhou) Technology Co. (“Huixin”) was incorporated on October 24, 2022 under the laws of PRC. It is a wholly owned subsidiary of Intellegence HK since incorporation and it is an investment holding company.

Zhejiang Jingbo Ecological Technology Co. is a PRC company which was formed on December 18, 2019 and is engaged in the business of smart parking application software and platform operations business. Zhang Guowei has been the Chairman of Zhejiang Jingbo Ecological Technology Co. since December 2019.

Hangzhou Zhuyi Technology Co. (“Hangzhou Zhuyi”) was incorporated under the laws of the PRC on November 13, 2017 with a capital of RMB 60,000,000. The majority shareholder at the time of establishment was Guowei Zhang. On April 1, 2020, Zhejiang Jingpo Ecological Technology became the sole shareholder of Hangzhou Zhuyi. Hangzhou Zhuyi is specialized in smart parking projects, smart parking mobile applications and cloud platform construction innovation.

Zhejiang Linglingyi Network Technology Co. (“Linglingyi”) was incorporated on November 17, 2018. Its sole director is Guowei Zhang. Hangzhou Zhuyi acquired 100% of Linglingyion April 29. 2022. Its main businesses are smart parking projects and smart parking mobile applications.

Liangshan Tongfu Technology Co. (“Liangshan”) was incorporated on November 13, 2018. On September 29, 2022, Hangzhou Zhuyi entered in a share agreement with Hangzhou Kaai Technology Co. to purchase 26% of Lingshan’s shares. As a result, Hangzhou Zhuyi holds 67% of Liangshan. Liangshan is into smart parking projects and smart parking mobile applications businesses.

Zhuyi Technology (Anping) Co. (“Anping”) was incorporated on May 12, 2022, which is 90% owned by Hangzhou Zhuyi and it mainly focuses on smart parking projects and smart parking mobile applications.

Haikou Zhuyi Technology Co. (“Haikou”) was incorporated on May 9, 2022 which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Yibin Huibo Technology Co. (“Yibin”) was incorporated on July 4, 2019, which is 80% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Xide Zhuyi Technology Co. (“Xide”) was incorporated on October 14, 2021, which is 67% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Hubei Tongpo Parking Management Co. (“Tongpo”) was incorporated on November 4, 2020, which is a wholly subsidiary of Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Zhuyi Technology (Taining) Co. (“Taining”) was incorporated on May 18, 2021, which is 72% owned by Hangzhou Zhuyi. It mainly focuses on smart parking projects and smart parking mobile applications.

Intellengence Parking Group Limited provides smart parking projects, smart parking mobile applications and cloud platform construction innovation through its consolidated subsidiaries, variable interest entities (“VIE”s) and VIE’s subsidiaries (collectively, the “Group”).

Pursuant to the Business Operation Agreement entered into among Huixin WFOE and Zhejiang Jingpo Ecological Technology Co. The Company obtained control over these PRC domestic companies by entering into a series of contractual arrangements with these PRC domestic companies and their respective Nominee Shareholders. These contractual agreements include power of attorney, exclusive option agreement, exclusive business cooperation agreements, equity pledge agreements, and other operating agreements. These contractual agreements can be extended at the relevant PRC subsidiaries’ options prior to the expiration date. As a result, the Company maintains the ability to control these PRC domestic companies, is entitled to substantially all of the economic benefits from these PRC domestic companies and is obligated to absorb all expected losses of these PRC domestic companies.

Power of Attorney

Pursuant to the power of attorney agreements among the Wholly Foreign Owned Enterprises (“WFOE”s), the VIEs and their respective Nominee Shareholders, each Nominee Shareholder of the VIEs irrevocably undertakes to appoint the WFOE, as the attorney-infact to exercise all of the rights as a shareholder of the VIEs, including, but not limited to, the right to convene and attend shareholders’ meeting, vote on any resolution that requires a shareholder vote, such as appoint or remove directors and other senior management, and other voting rights pursuant to the articles of association (subject to the amendments) of the VIEs. Each power of attorney agreement is irrevocable and remains in effect as long as the Nominee Shareholder continues to be a shareholder of the VIEs. Unless otherwise required by PRC Laws, none of the VIEs or its shareholders can unilaterally terminate this agreement.

Exclusive Option Agreements

Pursuant to the exclusive option agreements among WFOEs, the VIEs and their respective Nominee Shareholders, the Nominee Shareholders granted WFOEs exclusive right to purchase, when and to the extent permitted under PRC law, all or part of the equity interests from shareholders of VIEs. The exercise price for the options to purchase all or part of the equity interests shall be the minimum amount of consideration permissible under then applicable PRC law. The agreement shall be valid until WFOEs or its designated party purchases all the shares from shareholders of VIEs. The terms of the exclusive option agreement are 10 years and can be automatically extended until such time WFOEs delivers a confirmation letter specifying the renewal term of this agreement. Unless otherwise required by PRC Laws, the VIEs or its shareholders shall not unilaterally terminate this agreement.

Exclusive Business Corporation Agreement

Pursuant to the exclusive business cooperation agreements among the WFOEs and the VIEs, respectively, the WFOEs have the exclusive right to provide the VIEs with services related to, among other things, comprehensive technical support, professional training, consulting services, trademark and copyright of system ,. Without prior written consent of the WFOEs, the VIEs agree not to directly or indirectly accept the same or any similar services provided by any others regarding the matters ascribed by the exclusive business cooperation agreements. The VIEs agree to pay the WFOEs services fees, which shall be determined by the WFOEs. The WFOEs have the exclusive ownership of intellectual property rights created as a result of the performance of the agreements. The agreements shall remain effective except that the WFOEs are entitled to terminate the agreements in writing. Unless otherwise required by PRC Laws, the VIEs shall not unilaterally terminate this agreement.

Equity Pledge Agreement

Pursuant to the equity pledge agreements among the WFOEs, the VIEs and their respective Nominee Shareholders, the Nominee Shareholders of the VIEs pledged all of their respective equity interests in the VIEs to the WFOEs as collaterals for performance of the obligations of the VIEs and their Nominee Shareholders under the exclusive business cooperation agreements, the power of attorney agreements, and the exclusive option agreements. The Nominee Shareholders of the VIEs also undertake that, during the term of the equity pledge agreements, unless otherwise approved by the WFOEs in writing, they will not transfer the pledged equity interests or create or allow any new pledge or other encumbrance on the pledged equity interests. These equity pledge agreements remain in force until VIEs and their respective Nominee Shareholders discharge all their obligations under the contractual agreements.

Spousal Consent Letter

Pursuant to the spousal consent letters, the spouses of some of the individual Nominee Shareholders of the VIEs unconditionally and irrevocably agree that the equity interest in the VIEs held by and registered in the name of his or her respective spouse will be disposed of pursuant to the relevant exclusive business cooperation agreements, equity pledge agreements, the exclusive option agreements and the power of attorney agreements, without his or her consent. In addition, each of them agrees not to assert any rights over the equity interest in the VIEs held by their respective spouses. In addition, in the event that any of them obtains any equity interest in the VIEs held by their respective spouses for any reason, such spouses agree to be bound by similar obligations and agreed to enter into similar contractual arrangements.

2.	Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The business combination was accounted for as reorganization of entities under common control. As a result, we measured the recognized assets and liabilities combined at their historical cost at the date of transfer. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3.	Pro Forma Adjustments

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Recognition of business registration fees and service fees for constructing VIE

(b)	Elimination of intercompany receivables and payables

(c)	Capital adjustments to (1) represents Intellegence Parking capital being $20,000 and (2) any paid-in capital to subsidiaries as additional paid-in capital.

4.	Loss per Share

The following table illustrates the calculation of pro forma earnings per share:

	Period Ended August 31, 2022	Year Ended May 31, 2022
Pro forma net loss	$(1,570,668)	$(6,584,868)

Weighted average shares outstanding:	200,000,000	200,000,000

Net Loss per share - basic and diluted	$(0.01)	$(0.03)

SAVMOBI TECHNOLOGY, INC. AND

SUBSIDIARIES UNAUDITED CONSOLIDATED COMBINED

PRO FORMA FINANCIAL INFORMATION

Introduction

The unaudited pro forma combined financial statements as of August 31, 2022 and for the year ended May 31, 2022 contained in this prospectus have been prepared based on certain pro forma adjustments to the Company’s historical financial statements set forth in the quarterly report of the Company on Form 8-K for the period ended August 31, 2022 and annual report of the Company on Form 8-K for the year ended May 31, 2022, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The historical financial statements for Zhejiang Jingbo Ecological Technology Co. were derived from unaudited quarterly financial statement for the period ended August 31, 2022 and the audited financial statements for the year ended May 31, 2022. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma combined balance sheet has been prepared as if the transaction had occurred as of August 31, 2022 and May 31, 2022 respectively. The unaudited pro forma condensed combined statements of operations have been prepared as if this transaction had occurred on May 31, 2022 and August 31, 2022 respectively. The unaudited pro forma condensed combined statements of cash flows have been prepared as if this transaction had occurred on May 31, 2022 and August 31, 2022 respectively.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the Share Exchange been completed at the dates indicated or what would be any future periods and should not be taken as representative of Company’s consolidated results of operations of financial condition following the completion of the transaction. In addition, the unaudited pro forma combined financial information is not intended to project future financial position or results of the combined company. Future results may vary significantly from the results reflected because of various factors.

SAVMOBI TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of the three months ended August 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Assets
Current assets
Cash and cash equivalents	74,039	-	-	-	-	-		74,039
Restricted cash	5,346	-	-	-	-	-		5,346
Accounts receivable	380,656	-	-	-	-	-		380,656
Inventories	90,208	-	-	-	-	-		90,208
Amounts due from related parties	-	100,000	20,000	20,000	-	(124,000)	(b)	16,000
Prepaid expenses and other current assets	5,927,750	-	-	-	10	(24,132)	(a)	5,903,628
Total current assets	6,477,999	100,000	20,000	20,000	10	(148,132)		6,469,877

Non-current assets
Plant and equipment, net	7,081,660	-	-	-	-	-		7,081,660
Intangible assets, net	12,450	-	-	-	-	-		12,450
Right-of-use assets	743,313	-	-	-	-	-		743,313
Long -term investments	-	9,263,602	100,000	20,000	20,000	(9,403,602)	(c)	-
Other non-current assets	3,287,667	-	-	-	-	-		3,287,667
Total non-current assets	11,125,090	9,263,602	100,000	20,000	20,000	(9,403,602)		11,125,090
Total Assets	17,603,089	9,363,602	120,000	40,000	20,010	(9,551,734)		17,594,967

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payables	848,991	-	-		3,829	12,067	(a)	864,887
Advances from customers	20,902	-	-	-	-	-		20,902
Other current payables	1,510,726	-	-	-	-	-		1,510,726
Taxes payable	1,602	-	-	-	-	-		1,602
Amounts due to related parties	417,961	-	100,000	20,000	18,073	(124,000)	(b)	432,034
Operating lease liabilities, current	608,052	-	-	-		-		608,052
Total current liabilities	3,408,234	-	100,000	20,000	21,902	(111,933)		3,438,203

Non-current liabilities
Long-term loan	33,908,463	-	-	-	-	-		33,908,463
Operating lease liabilities	275,538	-	-	-	-	-		275,538
Total non-current liabilities	34,184,001	-	-	-	-	-		34,184,001

Total Liabilities	37,592,235	-	100,000	20,000	21,902	(111,933)		37,622,204

Stockholders’ (Deficit) Equity
Common stock	9,263,602	100,000	20,000	20,000	61,900	(9,403,602)	(c)	61,900
Additional paid-in capital	-	9,263,602	-	-	210,734	-		9,474,336
Accumulated deficit	(28,285,297)	-	-	-	(274,526)	(36,199)	(a)	(28,596,022)
Accumulated other comprehensive income	(331,845)	-	-	-	-			(331,845)
Non-controlling interest	(635,606)	-	-	-	-	-		(635,606)
Total (Deficit) Equity	(19,989,146)	9,363,602	20,000	20,000	(1,892)	(9,439,801)		(20,027,237)

Total Liabilities and (Deficit) Equity	17,603,089	9,363,602	120,000	40,000	20,010	(9,551,734)		17,594,967

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Net revenues	796,377	-	-	-	-	-		796,377
Cost of revenues	(1,196,709)	-	-	-	-	-		(1,196,709)
Gross loss	(400,332)	-	-	-	-	-		(400,332)

Operating expenses:
Tax and surcharges	(162)	-	-	-	-	-		(162)
Selling and marketing expenses	(183,449)	-	-	-	-	-		(183,449)
General and administrative expenses	(1,589,210)	-	-	-	(13,926)	-		(1,603,136)
Research and development expenses	(6,521)	-	-	-	-	-		(6,521)
Impairment losses	-	-	-	-	-	-		-
Total operating expenses	(1,779,342)	-	-	-	(13,926)	-		(1,793,268)

Operating loss	(2,179,674)	-	-	-	(13,926)	-		(2,193,600)

Other income (expenses):
Interest income	104	-	-	-	-	-		104
Other income/(expense)	(63,645)	-	-	-	-	-		(63,645)
Total other expenses	(63,541)	-	-	-	-	-		(63,541)

Loss before taxes from operations	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)

Provision for income taxes	-	-	-	-	-	-		--

Net loss	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)

Other comprehensive income:
Foreign currency translation income	923,495	-	-	-	-	-		923,495
Total comprehensive loss	(1,319,720)	-	-	-	(13,926)	-		(1,333,646)

Net loss attributable to :
Owners of the Company	(2,226,135)	-	-	-	(13,926)	-		(2,240,061)
Non-controlling interest	(17,080)	-	-	-	-	-		(17,080)
	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)
Total comprehensive loss attributable to :
Owners of the Company	(1,570,668)	-	-	-	(13,926)	-		(1,584,594)
Non-controlling interest	250,948	-	-	-	-	-		250,948

SAVMOBI TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

for the three months ended August 31,2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Net revenues	796,377	-	-	-	-	-		796,377
Cost of revenues	(1,196,709)	-	-	-	-	-		(1,196,709)
Gross loss	(400,332)	-	-	-	-	-		(400,332)

Operating expenses:
Tax and surcharges	(162)	-	-	-	-	-		(162)
Selling and marketing expenses	(183,449)	-	-	-	-	-		(183,449)
General and administrative expenses	(1,589,210)	-	-	-	(13,926)	-		(1,603,136)
Research and development expenses	(6,521)	-	-	-	-	-		(6,521)
Impairment losses	-	-	-	-	-	-		-
Total operating expenses	(1,779,342)	-	-	-	(13,926)	-		(1,793,268)

Operating loss	(2,179,674)	-	-	-	(13,926)	-		(2,193,600)

Other income (expenses):
Interest income	104	-	-	-	-	-		104
Other income/(expense)	(63,645)	-	-	-	-	-		(63,645)
Total other expenses	(63,541)	-	-	-	-	-		(63,541)

Loss before taxes from operations	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)

Provision for income taxes	-	-	-	-	-	-		—

Net loss	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)

Other comprehensive income:
Foreign currency translation income	923,495	-	-	-	-	-		923,495
Total comprehensive loss	(1,319,720)	-	-	-	(13,926)	-		(1,333,646)

Net loss attributable to :
Owners of the Company	(2,226,135)	-	-	-	(13,926)	-		(2,240,061)
Non-controlling interest	(17,080)	-	-	-	-	-		(17,080)
	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)
Total comprehensive loss attributable to :
Owners of the Company	(1,570,668)	-	-	-	(13,926)	-		(1,584,594)
Non-controlling interest	250,948	-	-	-	-	-		250,948

SAVMOBI TECHNOLOGY, INC.

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

For the three months ended August 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Loss from operations before taxation	(2,243,215)	-	-	-	(13,926)	-		(2,257,141)
Adjustments to reconcile net income to net cash provided by operating activities	-	-	-	-	-	-		-
Depreciation and amortization	327,944	-	-	-	-	-		327,944
Depreciation of right-of-use assets	175,257	-	-	-	-	-		175,257
Changes in operating assets and liabilities	-	-	-	-	-	-		-
Accounts receivable	(37,753)	-	-	-	-	-		(37,753)
Inventories	(14,160)	-	-	-	-	-		(14,160)
Prepaid expenses and other current assets	218,824	-	-	-	25	-		218,849
Other non-current assets	114,597	-	-	-	-	-		114,597
accounts payable and other current liabilities	229,130	-	-	-	(4,172)	-		224,958
Net cash used in operating activities	(1,229,376)	-	-	-	(18,073)	-		(1,247,449)

Cash flows from investing activities
Repayment for right-of-use assets	(23,181)	-	-	-	-	-		(23,181)
Proceeds from sale of property and equipment	56,416	-	-	-	-	-		56,416
Purchase of property and equipment	(714,169)	-	-	-	-	-		(714,169)
Net cash used in investing activities	(680,934)	-	-	-	-	-		(680,934)

Cash flows from financing activities
Amount due to related party	37,865	-	-	-	18,073	-		55,938
Repayments of long-term borrowings	1,846,095	-	-	-	-	-		1,846,095
Net cash provided by financing activities	1,883,960	-	-	-	18,073	-		1,902,033

Effect of exchange rate changes on cash and cash equivalents	(3,052)	-	-	-	-	-		(3,052)

Net decrease of cash and cash equivalents	(29,402)	-	-	-	-	-		(29,402)

Cash and cash equivalents–beginning of year	108,787	-	-	-	-	-		108,787

Cash and cash equivalents–end of year	79,385	-	-	-	-	-		79,385

Supplementary cash flow information:
Interest received	104							104

SAVMOBI TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of the years ended May 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Assets
Current assets
Cash and cash equivalents	106,542	-	-	-		-		106,542
Restricted cash	2,245	-	-	-		-		2,245
Accounts receivable	355,598	-	-	-		-		355,598
Inventories	78,995	-	-	-		-		78,995
Amounts due from related parties	-	100,000	20,000	20,000		(124,000)	(b)	16,000
Prepaid expenses and other current assets	6,353,787	-	-	-	35	(24,132)	(a)	6,329,690
Total current assets	6,897,167	100,000	20,000	20,000	35	(148,132)		6,889,070

Non-current assets
Plant and equipment, net	6,956,399	-	-	-		-		6,956,399
Intangible assets, net	13,282	-	-	-		-		13,282
Right-of-use assets	946,296	-	-	-		-		946,296
Long -term investments	-	9,263,602	100,000	20,000	20,000	(9,403,602)	(c)	-
Other non-current assets	3,552,736	-	-	-		-		3,552,736
Total non-current assets	11,468,713	9,263,602	100,000	20,000	20,000	(9,403,602)		11,468,713
Total Assets	18,365,880	9,363,602	120,000	40,000	20,035	(9,551,734)		18,357,783

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payables	565,067	-	-	-	8,000	12,067	(a)	585,134
Advances from customers	20,400	-	-	-		-		20,400
Other current payables	1,627,732	-	-	-	1	-		1,627,733
Taxes payable	19,427	-	-	-		-		19,427
Amounts due to related parties	394,077	-	100,000	20,000		(124,000)	(b)	390,077
Operating lease liabilities, current	637,110	-	-	-		-		637,110
Total current liabilities	3,263,813	-	100,000	20,000	8,001	(111,933)		3,279,881

Non-current liabilities
Long-term loan	33,211,152	-	-	-	-	-		33,211,152
Operating lease liabilities	300,438	-	-	-	-	-		300,438
Total non-current liabilities	33,511,590	-	-	-	-	-		33,511,590

Total Liabilities	36,775,403	-	100,000	20,000	8,001	(111,933)		36,791,471

Stockholders’ (Deficit) Equity
Common stock	9,263,602	100,000	20,000	20,000	61,900	(9,403,602)	(c)	61,900
Additional paid-in capital	-	9,263,602	-	-	210,734	-		9,474,336
Accumulated deficit	(26,059,162)	-	-	-	(260,600)	(36,199)	(a)	(26,355,961)
Accumulated other comprehensive income	(987,312)	-	-	-	-	-		(987,312)
Non-controlling interest	(626,651)	-	-	-	-	-		(626,651)
Total (Deficit) Equity	(18,409,523)	9,363,602	20,000	20,000	12,034	(9,439,801)		(18,433,688)

Total Liabilities and (Deficit) Equity	18,365,880	9,363,602	120,000	40,000	20,035	(9,551,734)		18,357,783

SAVMOBI TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

for the year ended May 31,2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Net revenues	3,563,527	-	-	-		-		3,563,527
Cost of revenues	(4,571,107)	-	-	-		-		(4,571,107)
Gross loss	(1,007,580)	-	-	-		-		(1,007,580)

Operating expenses:
Tax and surcharges	(11,623)	-	-	-		-		(11,623)
Selling and marketing expenses	(864,011)	-	-	-		-		(864,011)
General and administrative expenses	(3,458,630)	-	-	-	(43,026)	(36,199)	(a)	(3,537,855)
Research and development expenses	(723,668)	-	-	-		-		(723,668)
Impairment losses	(802,773)	-	-	-		-		(802,773)
Total operating expenses	(5,860,705)	-	-	-	(43,026)	(36,199)		(5,939,930)
				-
Operating loss	(6,868,285)	-	-	-	(43,026)	(36,199)		(6,947,510)

Other income (expenses):
Interest income	2,641	-	-	-		-		2,641
Other income/(expense)	49,986	-	-	-		-		49,986
Total other income	52,627	-	-	-		-		52,627
				-
Loss before taxes from operations	(6,815,658)	-	-	-	(43,026)	(36,199)		(6,894,883)

Provision for income taxes	-	-	-	-		-		-

Net loss	(6,815,658)	-	-	-	(43,026)	(36,199)		(6,894,883)

Other comprehensive income:
Foreign currency translation income	903,470	-	-	-	-	-		903,470
Total comprehensive loss	(5,912,188)	-	-	-	(43,026)	(36,199)		(5,991,413)

Net loss attributable to :
Owners of the Company	(6,548,669)	-	-	-	(43,026)	(36,199)		(6,627,894)
Non-controlling interest	(266,989)	-	-	-		-		(266,989)
	(6,815,658)	-	-	-	(43,026)	(36,199)		(6,894,883)
Total comprehensive loss attributable to :
Owners of the Company	(5,657,618)	-	-	-	(43,026)	(36,199)		(5,736,843)
Non-controlling interest	(254,570)	-	-	-	-	-		(254,570)

SAVMOBI TECHNOLOGY, INC.

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

for the year ended May 31, 2022

	Jingpo	Huixin	Intellegence HK	Intellegence Parking	SavMobi	Adjustments	Notes	Combined
	$	$	$	$	$	$		$
Loss from operations before taxation	(6,815,658)	-	-	-	(43,026)	(36,199)		(6,894,883)
Adjustments to reconcile net income to net cash provided by operating activities	-	-	-	-	-	-		-
Depreciation and amortization	1,492,926	-	-	-	-	-		1,492,926
Depreciation of right-of-use assets	688,470	-	-	-	-	-		688,470
Changes in operating assets and liabilities	-	-	-	-	-	-		-
Accounts receivable	(233,293)	-	-	-	-	-		(233,293)
Inventories	(21,616)	-	-	-	-	-		(21,616)
Prepaid expenses and other current assets	(5,237,944)	-	-	-	(35)	24,132		(5,213,847)
Other non-current assets	480,485	-	-	-		-		480,485
accounts payable and other current liabilities	(7,400,499)	-	-	-	(3,999)	12,067		(7,392,431)
Net cash used in operating activities	(17,047,129)	-	-	-	(47,060)	-		(17,094,189)

Cash flows from investing activities
Loan receivable	2,067,575	-	-	-		-		2,067,575
Prepaid for right-of-use assets	(285,067)	-	-	-		-		(285,067)
Proceeds from sale of property and equipment	938,482	-	-	-		-		938,482
Purchase of property and equipment	(2,554,572)	-	-	-		-		(2,554,572)
Proceed from sale of intangible assets	21,192	-	-	-		-		21,192
Purchase of long-term investment	-	-	(100,000)	(20,000)	(20,000)	120,000		(20,000)
Net cash provided by investing activities	187,610	-	(100,000)	(20,000)	(20,000)	120,000		167,610

Cash flows from financing activities
Amount due to related party	(44,867)	(100,000)	80,000	-	(30,292)			(95,159)
Repayments of short-term borrowings	(186,596)	-	-	-		-		(186,596)
Proceeds from long-term loan	10,166,910	-	-	-		-		10,166,910
Proceeds from additional paid in capital	6,903,027	100,000	20,000	20,000	96,537	(120,000)		7,019,564
Net cash provided by financing activities	16,838,474	-	100,000	20,000	66,245	(120,000)		16,904,719

Effect of exchange rate changes on cash and cash equivalents	(5,256)	-	-	-	-	-		(5,256)

Net decrease of cash and cash equivalents	(26,301)	-	-	-	(815)	-		(27,116)

Cash and cash equivalents–beginning of year	135,088	-	-	-	815	-		135,903

Cash and cash equivalents–end of year	108,787	-	-	-	-	-		108,787

Supplementary cash flow information:
Interest received	2,641							2,641

1.	Organization and Principal Activities

On December 15, 2022, Savmobi Technology, Inc. (“SVMB,”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Intellegence Parking Group Limited (“Intellegence”), a Cayman Island company formed on June 29, 2022, Chen Xinxin (“Xinxin”), the officer and director, and control shareholder of Intelligence and the shareholders of Intelligence (the “Shareholders”). Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

Immediately after completion of such share exchange, SVMB will hold a total of 200,000,000 issued and outstanding shares of Intellegence. Zhang Guowei is the sole director of Intellegence Parking Group Limited.

Intellegence Parking Group Limited (“Intellegence Parking”) was incorporated on June 29, 2022 under the laws of Cayman Islands. It is controlled by Guowei Zhang, Xiujuan Chen, Hongwei Li and Chuchu Zhang. Intellegence Parking is an investment holding company.

Intellegence Parking (Hong Kong) Limited (“Intellegence HK”) was incorporated on July 20, 2022 under the laws of Hong Kong SAR. Intelligence HK is a wholly subsidiary of Intellegence Parking since incorporation and it is an investment holding company.

Huixin Zhiying (Hangzhou) Technology Co. (“Huixin”) was incorporated on October 24, 2022 under the laws of PRC. It is a wholly owned subsidiary of Intellegence HK since incorporation and it is an investment holding company.

Pursuant to the Business Operation Agreement between Huixin and the Company, the Company obtained control over these PRC domestic companies by entering into a series of contractual arrangements with these PRC domestic companies and their respective Nominee Shareholders. These contractual agreements include power of attorney, exclusive option agreement, exclusive business cooperation agreements, equity pledge agreements, and other operating agreements. These contractual agreements can be extended at the relevant PRC subsidiaries’ options prior to the expiration date. As a result, the Company maintains the ability to control these PRC domestic companies, is entitled to substantially all of the economic benefits from these PRC domestic companies and is obligated to absorb all expected losses of these PRC domestic companies.

2.	Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The business combination was accounted for as reorganization of entities under common control. As a result, we measured the recognized assets and liabilities combined at their historical cost at the date of transfer. The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3.	Pro Forma Adjustments

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Recognition of business registration fees and service fees for constructing VIE

(b)	Elimination of intercompany receivables and payables

(c)	Capital adjustments to (1) represents Savmobi Technology Inc. capital being $61,900 and (2) any paid-in capital to subsidiaries as additional paid-in capital.

4.	Loss per Share

The following table illustrates the calculation of pro forma earnings per share:

	Period Ended August 31, 2022	Year Ended May 31, 2022
Pro forma net loss	$(1,570,668)	$(6,584,868)

Weighted average shares outstanding:	200,000,000	200,000,000

Net Loss per share - basic and diluted	$(0.01)	$(0.03)

(d) Exhibit

Exhibit No.	Description
3.1	Articles of Incorporation of the Company (incorporated by reference to our Registration Statement on Form S-1 filed on September 8, 2015)
3.2	Bylaws of the Company Inc. (incorporated by reference to our Registration Statement on Form S-1 filed on September 8, 2015)
3.3	Certificate of Incorporation of Intelligence Parking Group Limited
3.4	Certificate of Incorporation of Intelligence Parking (Hong Kong) Limited
3.5	Business license of Zhejiang Jingbo Ecological Technology Co.
3.6	Business license of Hangzhou Zhuyi Technology Co.
3.7	Business license of Zhejiang Linglingyi Network Technology Co.
3.8	Business license of Liangshan Tongfu Technology Co.
3.9	Business license of Zhuyi Technology (Anping) Co.
3.10	Business license of Haikou Zhuyi Technology Co.
3.11	Business license of Yibin Huibo Technology Co.
3.12	Business license of Xide Zhuyi Technology Co.
3.13	Business license of Hubei Tongpo Parking Management Co.
3.14	Business license of Zhuyi Technology (Taining) Co.
3.15	Certificate of Amendment of Savmobi Technology Inc.
4.1	Share Exchange Agreement (incorporated by reference to our Current Report on Form 8-K filed on December 16, 2022)
10.1	Equity Pledge Agreement, dated November 21, 2022, by and between Huixin Zhiying (Hangzhou) Technology Co., Ltd. And Li Hongwei, Zhang Chuchu, Chen Xiujuan, Zhang Guowei
10.2	Shareholder Rights Entrustment Agreement, dated November 21, 2022, by and between Li Hongwei , Zhang Chuchu , Chen Xiujuan , Zhang Guowei and Huixin Zhiying (Hangzhou) Technology Co., Ltd.
10.3	Loan Agreement, dated November 21, 2022, by and between Huixin Zhiying (Hangzhou) Technology Co., Ltd. and Li Hongwei, Zhang Chuchu, Chen Xiujuan, Zhang Guowei.
10.4	Exclusive Technical Consulting and Service Agreement, dated November 21, 2022, by and between Zhejiang Jingbo Ecological Technology Co., Ltd. and Huixin Zhiying (Hangzhou) Technology Co., Ltd.
10.5	Exclusive Purchase Option Agreement, dated November 21, 2022, by and among Huixin Zhiying (Hangzhou) Technology Co., Ltd., Li Hongwei, Zhang Chuchu, Chen Xiujuan, Zhang Guowei, and Zhejiang Jingbo Ecological Technology Co., Ltd.
23.1	Consent of Pan-China Singapore PAC
99.1	Patents
99.2	Certifications
99.3	Appointment of Guowei Zhang as a director, dated January 5, 2023
99.4	Resignation of Chen Xinxin
99.5	Appointment of Guowei Zhang, Hongwei Li, Xiujuan Chen, Chuchu Zhang as Directors, dated January 5, 2023
99.6	Acceptance of Resignation of Chen Xinxin and Appointment of Guowei Zhang as an officer, dated January 5, 2023
99.7	Consent of Chuchu Zhang to Act as a Director, dated January 5, 2023
99.8	Consent of Hongwei Li to Act as a Director, dated January 5, 2023
99.9	Consent of Xiujuan Chen to Act as a Director, dated January 5, 2023
99.10	Written Consent to Action of Directors and the Sole Officer of the Company, dated January 5, 2023

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAVMOBI TECHNOLOGY, INC.

Date: January 10, 2023	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer